                         AMENDED AND RESTATED


                   AGREEMENT OF LIMITED PARTNERSHIP

                                  OF

                  PHILIPS INTERNATIONAL REALTY, L.P.

                           TABLE OF CONTENTS


ARTICLE 1 DEFINITIONS............................................2


ARTICLE 2 CONTINUATION OF THE PARTNERSHIP..................... .13
   2.1 Continuation.............................................13
   2.2 Entire Agreement.........................................14


ARTICLE 3 NAME AND OFFICES......................................14
   3.1 Name.....................................................14
   3.2 Principal and Registered Offices.........................14


ARTICLE 4 PURPOSE...............................................15
   4.1 Purpose..................................................15
   4.2 Powers...................................................15


ARTICLE 5 TERM AND FISCAL YEAR..................................16
   5.1 Term.....................................................16
   5.2 Fiscal Year..............................................16


ARTICLE 6 CAPITAL CONTRIBUTIONS, ADDITIONAL FUNDING AND CAPITAL
ACCOUNTS........................................................16
   6.1   Capital Contributions of the General Partner and the
       Interim Managing General Partner.........................16
   6.2 Capital Contributions of the Limited Partners............18
   6.3 General Partner Option to Contribute Additional Capital..19
   6.4   General Partner Option to Issue Additional Partnership
       Units to Limited Partners................................20
   6.5 Capital Accounts.........................................23
   6.6 Limited Liability........................................24
   6.7 Return of Capital........................................24
   6.8 No Interest on Capital Contributions.....................25
   6.9 No Third Party Beneficiary...............................25
   6.10 Common Stock Option Plans...............................25


ARTICLE 7 ALLOCATION OF PROFITS AND LOSSES......................26
   7.1 General Allocation of Profits and Losses.................26

   7.2   Allocations with Respect to Transferred Interests.......26

   7.3   Deficit Restoration Obligation..........................26
   7.4 Regulatory Allocations....................................27
        (a) Minimum Gain Chargeback..............................27
        (b) Exceptions to Section 7.4(a).........................27
        (c) Qualified Income Offset..............................28
        (d) Gross Income Allocation..............................28
        (e) Partner Nonrecourse Debt.............................28
        (f) Interpretation.......................................29
        (g) Curative Allocations.................................29
   7.5 Special Allocations with Respect to Contributed
       or Revalued Property.. ...................................29
  7.6   Allocations with Respect to Partnership Units other than
       OP Units..................................................30

ARTICLE 8 DISTRIBUTIONS..........................................30
   8.1 Distribution of Net Cash Flow.............................30
   8.2 Distributions in Kind.....................................31
   8.3   31
   8.4   Distributions with Respect to Partnership Units other
       than OP Units. ...........................................32

ARTICLE 9 MANAGEMENT.............................................32
   9.1 Management of Partnership Affairs.........................32
   9.2 Powers and Authorities of the General Partner.............34
   9.3  Major Decisions..........................................37
   9.4 Restrictions on General Partner's Authority...............38
   9.5 Engagements by the Partnership............................38
   9.6 Engagement of Affiliates..................................39
   9.7 Liability of the General Partner..........................39
   9.8 Reimbursement of Certain Expenses of the
       General Partner ..........................................39
   9.9 Outside Activities of the General Partner.................40
   9.10 Operation in Accordance with REIT Requirements...........41
   9.11 Title Holder.............................................42


ARTICLE 10 RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS............42
   10.1 No Participation in Management of Partnership; Rights
        of Limited Partners to Certain Documents.................42
   10.2 Withdrawal, Retirement, Death, Incompetency,
        Insolvency or Dissolution of a Limited Partner...........43
   10.3 Redemption Rights........................................44
       (a) Grant of Rights.......................................44
       (b) Delivery of Exercise Notices..........................44

       (c) Assumption by General Partner........................ 44
       (d) Limitation on Exercise of Redemption Rights.......... 45
       (e) Computation of Number of Exchange Shares and/or
           Cash To Be Paid...................................... 46

       (f) Closing; Delivery of Election Notice................. 47
       (g) Closing Deliveries................................... 47
       (h) Restriction on Redemption of Partnership Units........48
       (i) Term of Rights....................................... 49
       (j)  (i) Covenants of the General Partner................ 49
       (k) Limited Partners' Covenant........................... 51


ARTICLE 11 BANKING, RECORDS AND TAX MATTERS..................... 51
   11.1 Partnership Funds....................................... 51
   11.2 Books and Records....................................... 51
   11.3 Financial Statements.................................... 52
   11.4 Tax Returns............................................. 52
   11.5 Section 754 Matters..................................... 52
   11.6 Tax Matter Partners..................................... 52
   11.7 Other Reports........................................... 53


ARTICLE 12 TRANSFER OF GENERAL PARTNER INTERESTS................ 53
   12.1 Transfer of Interest of the General Partner............. 53
   12.2 Retirement of the General Partner....................... 53
   12.3 Transferee of the General Partner's Interest............ 54
   12.4 Retirement of Last Remaining General Partner............ 54
   12.5 Continuation of Partnership............................. 55
   12.6 Merger or Consolidation of the General Partner.......... 55


ARTICLE 13 TRANSFER OF LIMITED PARTNER INTERESTS................ 57
   13.1 Transfer of Interest of a Limited Partner............... 57
   13.2 Assignee and Substitute Limited Partners................ 58
   13.3 Assignment.............................................. 58
   13.4 Cost of Admission....................................... 59


ARTICLE 14 DISSOLUTION AND LIQUIDATION OF PARTNERSHIP........... 59
   14.1 Dissolution of the Partnership.......................... 59
   14.2 Winding Up of Affairs................................... 60
   14.3 Accounting.............................................. 60
   14.4 Final Distribution of Partnership Property.............. 60
   14.5 Certificate of Cancellation............................. 61

ARTICLE 15 POWER OF ATTORNEY.......................................61
   15.1 Power of Attorney..........................................61
   15.2 Grant of Authority Irrevocable.............................62


ARTICLE 16 AMENDMENT OF PARTNERSHIP AGREEMENT......................62
   16.1 Amendments by Partners.....................................62
   16.2 Amendment by the General Partner...........................63

   16.3 Amendment of Certificate...................................64


ARTICLE 17 INDEMNIFICATION.........................................65
   17.1 Indemnification............................................65
   17.2 Partner Indemnification of Partnership.....................67


ARTICLE 18 MISCELLANEOUS PROVISIONS................................67
   18.1 Notices....................................................67
   18.2 Severability...............................................67
   18.3 Parties Bound..............................................68
   18.4 Applicable Law.............................................68
   18.5 Partition..................................................68
   18.6 Computation of Accountants.................................68
   18.7 Headings...................................................68
   18.8 Counterparts ..............................................68

   Exhibit A - Partners and Partnership Units
   Exhibit B - Form of Unit Certificate

                         AMENDED AND RESTATED

                   AGREEMENT OF LIMITED PARTNERSHIP
                                  OF
                  PHILIPS INTERNATIONAL REALTY, L.P.


         THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this "Agreement") of PHILIPS INTERNATIONAL REALTY, L.P., a Delaware limited partnership (the "Partnership"), is made and entered into as of the 16th day of April, 1998, by and among PHILIPS INTERNATIONAL REALTY CORP., a Maryland corporation, as general partner, PHILIPS INTERNATIONAL REALTY, LLC, a Delaware limited liability company, as interim managing general partner, and those parties who are designated as limited partners on Exhibit A attached hereto and made a part hereof by this reference, as limited partners.

                           R E C I T A L S:

         WHEREAS, the Partnership was previously formed pursuant to that certain Agreement of Limited Partnership, dated as of July 16, 1997 (the "Original Agreement"), and that certain Certificate of Limited Partnership, dated as of July 16, 1997, which was filed with the Secretary of State of Delaware on July 17, 1997;

         WHEREAS, the Partnership entered into that certain Contribution and Exchange Agreement, dated as of August 11, 1997, as amended by Amendment No. 1, dated as of December 29, 1997 (the "Contribution and Exchange Agreement"), among the Partnership, National Properties Investment Trust, a Massachusetts business trust ("National"), Philips International Realty Corp. and the parties designated as limited partners on Exhibit A attached hereto, whereby the partners contributed to the Partnership, directly or indirectly, all of the partners' right, title and interest in and to their respective properties, on the terms and conditions set forth therein;

         WHEREAS, the Original Agreement was amended and restated pursuant to the terms of that certain Agreement of Limited
Partnership, dated as of December 31, 1997, (the LP Agreement");

         WHEREAS, the parties hereto desire to continue the Partnership and amend and restate the terms and provisions of the

LP Agreement in its entirety, all upon the terms and provisions, and subject to the conditions, set forth herein;

         NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                               ARTICLE 1

                              DEFINITIONS

         As used in this Agreement, unless otherwise clearly indicated to the contrary, the following terms have the meanings set forth below.

         "Accountants" shall mean the firm or firms of independent certified public accountants selected from time to time by the General Partner on behalf of the Partnership to audit the books and records of the Partnership and to prepare statements and reports in connection therewith.

         "Act" shall mean the Delaware Revised Uniform Limited
Partnership Act, as amended from time to time subsequent to the date hereof.

         "Additional Partnership Units" shall have the definition assigned to such term in Section 6.3 hereof.

         "Additional Limited Partner" shall have the definition assigned to such term in Section 6.4 hereof.

         "Affiliate" shall mean, with respect to any Partner (or as to any other Person the affiliates of whom are relevant for purposes of any of the provisions of this Agreement), (i) any member of the Immediate Family of such Partner; (ii) any trustee or beneficiary of a Partner; (iii) any legal representative or successor of such Partner or any Person referred to in the preceding clauses (i) and (ii); (iv) any trustee for the benefit of such Partner or any Person referred to in the preceding clauses (i) through (iii); or (v) any Person which directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Partner or any Person referred to in the preceding clauses (i) through (iv).

         "Agreed Value" shall mean, with respect to any property contributed by a Partner to the Partnership hereunder, an amount equal to (i) the Gross Asset Value of the Capital Contribution determined as of the date of such contribution, less (ii) the amount of any and all liabilities securing such contributed property that the Partnership is considered to assume or take subject to with respect to such property under Code Section 752 or the Regulations promulgated thereunder.

         "Board of Directors" shall mean the Board of Directors of the General Partner.


         "Capital Account" shall have the definition assigned to such term in Section 6.5 hereof.

         "Capital Contribution" shall mean, with respect to any Partner, the amount of money and the Agreed Value of any property
(other than money) contributed to the Partnership with respect to the Partnership Interest held by such Partner.

         "Certificate" shall mean the Partnership's Certificate of Limited Partnership, as amended from time to time in accordance with the terms hereof and the Act.

         "Closing Price" shall mean, on any date, with respect to a share of Common Stock, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for one share of Common Stock in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock as such person is selected from time to time by the Board of Directors.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

         "Common Stock" shall mean the shares of the common stock, par value $.01 per share, of the General Partner.

         "Contribution and Exchange Agreement" shall have the meaning assigned to such term in the Recitals set forth above.

         "Control" shall mean the ability, whether by the direct or indirect ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to select the managing partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those persons exercising governing authority over any particular entity. In the case of a limited partnership, the sole general partner, all of the general partners to the extent each has equal management control and authority, or the managing general partner or managing general partners thereof shall be deemed to have control of such partnership and, in the case of a trust, any trustee thereof or any Person having the right to select any such trustee shall be deemed to have control of such trust.

         "Current Per Share Market Price", on any date, shall mean the average of the Closing Price for the five (5) consecutive Trading Days ending on such date.

         "Depreciation" shall mean, with respect to any asset of the Partnership for any fiscal year or other period, the depreciation, depletion, amortization or other cost recovery deduction, as the case may be, allowed or allowable for Federal income tax purposes in respect of such asset for such fiscal year or other period; provided, however, that if there is a difference between the Gross Asset Value and the adjusted tax basis of such asset, Depreciation shall mean "book depreciation, depletion or amortization" as determined under
Section 1.704-1(b)(2)(iv)(g)(3) of the Regulations.

         "Excess Deficit Capital Account Balance" of any Partner shall be the Capital Account balance of such Partner, adjusted as provided in the immediately following sentence, to the extent, if any, that such balance is a deficit (after adjustment). For purposes of determining the existence and amount of an Excess Deficit Capital Account Balance, the Capital Account balance of a Partner shall be adjusted by: (i) crediting thereto (A) that portion of any deficit Capital Account balance that such Partner is required to restore under the terms of this Agreement or any other document, and (B) the amount of such Partner's share of Minimum Gain, including any Partner Nonrecourse Debt Minimum Gain; and (ii) charging thereto the items described in Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) that apply to such Partner. The existence and amount of Excess Deficit Capital Account Balance at the end of any year shall be determined before any other allocations provided for in Article 7 for such year have been made.

         "Exercise Notice" shall mean the written notice as described in Section 10.3(b) hereof to be given by an Exercising Partner to the General Partner to exercise Redemption Rights, the form of which Exercise Notice is attached to the Unit Certificate as Attachment 1.

         "Exercising Partners" shall have the meaning set forth in
Section 10.3(b) hereof.

         "General Partner" shall mean Philips International Realty Corp., a Maryland corporation, and any substitute or additional General Partner(s) duly admitted pursuant to the terms of this Agreement, or, where the context so requires, any successor General

Partner(s) acting pursuant to the provisions of this Agreement, or, where the context so requires, the Interim Managing General Partner.

         "Gross Asset Value" shall mean, with respect to any asset of the Partnership, such asset's adjusted basis for Federal income tax purposes, except as follows:

                  (a) The initial Gross Asset Value of any asset contributed by a Partner shall be equal to the gross fair market value of such asset without reduction for liabilities, as determined by the General Partner, in its reasonable discretion (as set forth on Exhibit C attached hereto and as amended from time to time to reflect new contributions); provided, however, that the Gross Asset
         Value of the assets contributed by a Limited Partner concurrent with an Offering or otherwise in exchange for Partnership Units shall be equal to the product of (1) the number of Partnership Units received by such Limited Partner multiplied by (2) (i) the offering price per share of Common Stock in connection with the Offering, or (ii) the Current Per Share Price (as determined on the dates specified in Article 6 of this Agreement) in connection with Partnership Units issued subsequent to the Offering, and increased, in both instances, by the amount of liabilities assumed or taken subject to by the Partnership upon contribution.

                  (b) If the General Partner reasonably determines that an adjustment is necessary or appropriate to reflect the relative economic interests of the Partners, the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the General Partner, as of the following times:

                  (i) a Capital Contribution (other than a de minimis Capital Contribution) to the Partnership by a new or existing Limited Partner as consideration for a Partnership Interest;

                  (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership money or property as consideration for the redemption of a Partnership Interest;

                  (iii) the liquidation of the Partnership within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations; and


                  (iv) any other time that such adjustment may be made under the Code, the Regulations or any administrative pronouncement or ruling by the IRS.

                  (c) The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset as reasonably determined by the General Partner as of the date of distribution; and

                  (d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations; provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph to the extent that the General Partner reasonably determines that an adjustment pursuant to paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph
         (d).

At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Partnership's assets for purposes of computing Profits and Losses. Any adjustment to the Gross Asset Values of Partnership property shall require an adjustment to the Partners' Capital Accounts; as for the manner in which such adjustments are allocated to the Capital Accounts, see clause (iii) of the definition of Profits and Losses in the case of adjustment by Depreciation, and clause (iv) of said definition in all other cases.

         "Immediate Family" shall mean, with respect to any individual Person, such individual Person's spouse, parents, parents-in-law, descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law and children-in-law.

         "Indemnitee" means (i) the General Partner and the Interim Managing General Partner (in their respective capacities as General Partner and Interim Managing General Partner) and their respective Affiliates, trustees, officers, directors, employees and agents, or their respective successors, executors, administrators or personal representatives, or (ii) any Partner by reason of his or its liabilities, pursuant to a loan guarantee or otherwise, for any indebtedness of the Partnership or any Affiliate of the Partnership (including, without limitation, any indebtedness which the Partnership or any Affiliate of the Partnership has assumed or taken assets subject to).

         "Interim Managing General Partner" shall mean Philips International Realty, LLC, a Delaware limited liability company, and any substitute or additional Interim Managing General Partner(s) duly admitted pursuant to the terms of this Agreement and acting pursuant to Section 9.1(b) of this Agreement, or, where the context so requires, any successor Interim Managing General Partner(s), acting pursuant to the provisions of this Agreement.

         "IRS" means the Internal Revenue Service, which administers the federal tax laws of the United States.

         "Limited Partners" shall mean any Person named as a Limited Partner on the Exhibit A attached hereto as such Exhibit may be amended from time to time, or any substituted Limited Partner or additional Limited Partner duly admitted to the Partnership pursuant to the terms of this Agreement.

         "Liquidation" shall mean the disposition of all or substantially all of the assets of the Partnership pursuant to a complete liquidation of the Partnership.

         "Minimum Gain" shall have the meaning given such term in Treasury Regulation Section 1.704-2(d), and shall generally mean the amount by which the nonrecourse liabilities secured by any assets of the Partnership exceed the adjusted tax basis of such assets as of the date of determination. A Partner's share of Minimum Gain (and any net decrease thereof) at any time shall be determined in accordance with Treasury Regulation Section 1.704-2(g).

         "Net Cash Flow" shall mean, with respect to any fiscal period of the Partnership, the excess, if any, of "Receipts" over "Expenditures." For purposes hereof, the term "Receipts" means the sum of (i) all cash receipts of the Partnership from all sources for such period, including Net Sale Proceeds and Net Financing Proceeds but excluding Capital Contributions, and (ii) any amounts held as reserves as of the last day of the period immediately prior to such fiscal period that the General Partner deemed necessary for any capital or operating expenditure permitted hereunder. The term "Expenditures" means the sum of (a) all cash expenses of the Partnership for such period, (b) the amount of all payments of principal and interest on account of any indebtedness of the Partnership including payments of principal and interest on account of any indebtedness owed to a

Partner during such period, (c) any amounts held as reserves as of the last day of such fiscal period as the General Partner in its sole discretion deems necessary for any capital or operating expenditures permitted hereunder or reserves for any other purpose that the General Partner in its sole discretion shall determine to be appropriate and

(d) any amounts held in working capital accounts or other cash or similar balances which the General Partner determines to be necessary or appropriate in its sole discretion. In the event the General Partner issues additional classes of Partnership Units other than OP Units, the General Partner may, to the extent necessary, in its sole discretion, determine the amount of Net Cash Flow attributable to each class of Partnership Units and the timing of payment thereof.

         "Net Financing Proceeds" shall mean the cash proceeds received by the Partnership in connection with any borrowing or refinancing of borrowing by or on behalf of the Partnership (whether or not secured), after deduction of all costs and expenses incurred by the Partnership in connection with such borrowing, and after deduction of that portion of such proceeds used to repay any other indebtedness of the Partnership, or any interest or premium thereon.

         "Net Sale Proceeds" means the cash proceeds received by the Partnership in connection with a sale of any asset by or on behalf of the Partnership after deduction of any costs or expenses incurred by the Partnership, or payable specifically out of the proceeds of such sale (including, without limitation, any repayment of any indebtedness required to be repaid as a result of such sale or which the General Partner elects to repay out of the proceeds of such sale, together with accrued interest and premium, if any, thereon and any sales commissions or other costs and expenses due and payable to any Person in connection with a sale, including to a Partner or its Affiliates).

         "Offered Units" shall mean the Partnership Units of the Exercising Partners identified in an Exercise Notice which, pursuant to the exercise of a Redemption Right, can be acquired by the General Partner under the terms hereof.

         "Offering" shall mean any public offering of the General
Partner's Common Stock under the Securities Act or private equity placement of securities of the General Partner that occurs on or after the date hereof.

         "OP Units" shall mean those Partnership Units issued pursuant to the terms of the Contribution and Exchange Agreement and any additional OP Units issued by the General Partner pursuant to Article 6 hereof.

         "Organizational Limited Partner" shall mean the initial limited partner of the Partnership.

         "Original Agreement" shall have the meaning assigned to such term in the Recitals set forth above.

         "Partner or Partners" shall mean, unless the context in which the term is used requires otherwise, the General Partner, the Interim Managing General Partner and the Limited Partners.


         "Partner Nonrecourse Debt" shall have the meaning assigned to such term in Regulation Section 1.704-2(b)(4).

         "Partner Nonrecourse Debt Minimum Gain" shall have the meaning assigned to such term in Regulation Section 1.704-2(i).

         "Partnership" shall mean Philips International Realty, L.P., a Delaware limited partnership.

         "Partnership Agreement" shall mean this Agreement of Limited Partnership and the Exhibits and Schedules hereto, and any amendments hereto from time to time.

         "Partnership Interest" shall mean the ownership interest of a Partner in the Partnership from time to time, including such Partner's Percentage Interest and Capital Account and any and all other benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement and under applicable laws, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

         "Partnership Unit" shall mean a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to
Article 6 hereof; provided, however, that in the event the General Partner issues classes of Partnership Units to Limited Partners other than the OP Units pursuant to Section 6.4 hereof, the term Partnership Unit shall mean with respect to each class of Partnership Units, a fractional, undivided share of the Partnership Interests of all Partners in such class. Currently, each Partnership Unit may be redeemed for one share of Common Stock. Accordingly, if the Common Stock of the General Partner (or any other class of stock) undergoes any split or reverse split, then, without any further action or consent by the General Partner or any Limited Partner, each corresponding class of Partnership Unit that is convertible into such stock shall similarly be split or combined by the same ratio as was used to split or combine the stock. For example if the Common Stock under a reverse 2 for 1 split (i.e. every two shares of old Common Stock are converted into one share of new Common Stock) then the corresponding class of Partnership Units shall undergo a similar reverse split (i.e. every two old Partnership Units shall be converted into one new Partnership Unit.

         "Partnership Record Date" shall mean the record date established by the General Partner for any particular distribution of Net Cash Flow pursuant to Article 8 hereof, which record date shall be the same as the record date established by the General Partner for distribution to its stockholders of some or all of its portion of such distribution.


         "Percentage Interest" shall mean, with respect to any Partner, its interest in the Partnership as determined by dividing the Partnership Units owned by such Partner by the total number of Partnership Units then issued and outstanding; provided, however, that in the event the General Partner issues classes of Partnership Units other than OP Units, the term Percentage Interest shall mean with respect to any Partner, its interest in the Partnership as determined by dividing the Partnership Units of each class owned by such Partner by the total number of Partnership Units in such class then issued and outstanding.

         "Person" shall mean a natural person, corporation, trust, partnership, estate, unincorporated association or other entity.

         "Profits or Losses" shall mean, for each fiscal year or other applicable period, an amount equal to the Partnership's net income or loss for such year or period as determined for Federal income tax purposes by the Accountants, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a) of the Code shall be included in taxable income or loss), with the following adjustments: (i) by including as an item of gross income any tax-exempt income received by the Partnership; (ii) by treating as a deductible expense any expenditure of the Partnership described in Section 705(a)(2)(B) of the Code (including amounts paid or incurred to organize the Partnership (unless an election is made pursuant to Code Section 709(b)) or to promote the sale of interests in the Partnership and by treating deductions for any losses incurred in connection with the sale or exchange of Partnership property disallowed pursuant to
Section 267(a)(1) or Section 707(b) of the Code as expenditures described in Section 705(a)(2)(B) of the Code); (iii) in lieu of depreciation, depletion, amortization and other cost recovery deductions taken into account in computing total income or loss, there shall be taken into account Depreciation; (iv) gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of such property rather than its adjusted tax basis; and (v) in the event of an adjustment of the Gross Asset Value of any Partnership asset which requires that the Capital Accounts of the Partnership be adjusted pursuant to Regulation
Section 1.704-1(b)(2)(iv)(e), (f) and (m), the amount of such adjustment is to be taken into account as additional Profits or Losses pursuant to Article 7.

         "Properties" shall mean each of the following (i.e., those partnerships or properties, as the case may be, in which, pursuant to the Contribution and Exchange Agreement, the Partners are contributing to the Partnership, directly or indirectly, all of their right, title and interest as partners in such partnerships or owners of such properties, as the case may be): (i) Palm Springs Mile Associates, Ltd., (ii) Forest Avenue Shopping Associates, (iii) Philips Freeport Associates, L.P., (iv) Merrick Shopping Associates, (v) SP Avenue U Associates, L.P., (vi) Foxborough Shopping, L.L.C., (vii) Enfield Shopping L.L.C., (viii) Delran Shopping L.L.C., (ix) Branhaven Plaza LLC, and (x) The Shoppes at Lake Mary (the "National Property").

         "Redemption Rights" shall have the meaning set forth in
Section 10.3(a) hereof.

         "Regulations" shall mean the Treasury regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "Regulatory Allocations" has the meaning set forth in Section 7.3(g) of this Agreement.

         "REIT" shall mean a real estate investment trust under
Section 856 of the Code.

         "REIT Requirements" shall mean any and all requirements that must be met to qualify as a REIT under the Code and the Regulations.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Surviving Partnership" shall have the meaning set forth in
Section 12.6(b) hereof.

         "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "Unit Certificate" shall have the meaning set forth in
Section 6.2 hereof.

                               ARTICLE 2

                    CONTINUATION OF THE PARTNERSHIP

         2.1 Continuation. The Partners hereby continue the Partnership as a limited partnership formed under and pursuant to the terms and provisions of the Act, and the rights and obligations of the Partners shall be as provided therein except as otherwise expressly provided in this Agreement. The Partners agree to execute such certificates or documents and do such filings and recordings and all other acts, including the filing or recording of an amendment to the

Certificate and any assumed name certificates in the appropriate offices in the State of Delaware and any other applicable jurisdictions as may be required to comply with applicable law. The Partners agree that immediately after the admission of one Limited Partner, the

Organizational Limited Partner shall be deemed to have withdrawn from the Partnership.

         2.2 Entire Agreement. Each and every other agreement or understanding, oral or written, relating in any way to the formation or operation of the Partnership including, but not limited to, the Original Agreement, is hereby superseded in its entirety. From and after the execution of this Agreement, the same shall constitute the only Agreement of Limited Partnership of the Partnership except as the same may hereafter be amended pursuant to the provisions hereof. This Agreement represents the entire agreement and understanding of the parties hereto concerning the Partnership and their relationship as Partners, and all prior or concurrent agreements, understandings, representations and warranties in regard to the subject matter hereof including, but not limited to, the Original Agreement, are and have been merged herein.

                               ARTICLE 3

                           NAME AND OFFICES

         3.1 Name. The business of the Partnership shall be conducted under the name of "Philips International Realty, L.P.", or such other name as the General Partner may from time to time designate upon notice to the Limited Partners.

         3.2 Principal and Registered Offices. The principal place of business of the Partnership shall be located at c/o the General Partner at 417 Fifth Avenue, New York, New York 10016. The registered agent of the Partnership shall be United Corporate Services, Inc. The registered office of the Partnership shall be 15 East North Street, Dover, Kent County, Delaware 19901. The General Partner may from time to time designate another registered agent or another location for the registered office or principal place of business of the Partnership upon notice to the other Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

                               ARTICLE 4

                                PURPOSE


         4.1 Purpose. The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to be classified as a REIT for federal income tax purposes, unless the General Partner has determined to cease to qualify as a REIT, (ii) to enter into any partnership, joint venture or other similar arrangements to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the General Partner's right in its sole discretion to cease qualifying as a REIT, the Partners acknowledge that the General Partner's status as a REIT inures to the benefit of all of the Partners and not solely the General Partner.

         4.2 Powers. The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership; provided, that the Partnership shall not take, or shall refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the General Partner to continue to qualify as a REIT, (ii) could subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code or any successor or newly enacted provisions of the Code imposing other additional taxes or penalties on the General Partner, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or its securities, unless any such action (or inaction) under (i), (ii) or (iii) shall have been specifically consented to by the General Partner in writing.

                               ARTICLE 5

                         TERM AND FISCAL YEAR

         5.1 Term. The term of the Partnership commenced on July 17, 1997, the date the Certificate was filed in the appropriate offices in the State of Delaware, and shall continue until terminated pursuant to the provisions of Article 14 of this Agreement.

         5.2 Fiscal Year. The first fiscal year of the Partnership shall terminate on December 31, 1997, and succeeding fiscal years shall terminate on December 31 of each year thereafter, or such other date as the Partnership shall terminate as herein provided.

                               ARTICLE 6

    CAPITAL CONTRIBUTIONS, ADDITIONAL FUNDING AND CAPITAL ACCOUNTS


         6.1 Capital Contributions of the General Partner and the
Interim Managing General Partner.

          (a) Initial Capital Contribution of the General Partner. Concurrent with the execution of this Agreement, the General Partner, pursuant to the Contribution and Exchange Agreement, shall contribute to the Partnership, directly or indirectly, as its initial Capital Contribution, all of such General Partner's right, title and interest in and to National Property. The General Partner shall initially be issued and thereafter shall own Partnership Units in the amount set forth opposite its name on Exhibit A, which number of Partnership Units shall be adjusted on such Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately issuances, exchanges, redemptions, Capital Contributions, or similar events having an effect on a Partner's Partnership Units.

         (b) Capital Contribution of the General Partner Upon Completion of an Offering. Upon completion of any Offering, the General Partner shall contribute the proceeds of the Offering to the Partnership, which proceeds will be net of the underwriter's discount and other expenses, and the General Partner shall be credited with having made a Capital Contribution to the Partnership in the amount of the net proceeds of the Offering. The Partners hereby acknowledge and agree that the aggregate number of additional Partnership Units to be issued to the

General Partner upon completion of any Offering shall be exactly equal to the number of shares of Common Stock issued in the Offering. Upon any subsequent sales of shares of Common Stock pursuant to the exercise of the over-allotment option in connection with the Offering, the General Partner shall, subject to and in accordance with the terms and conditions of this Section 6.1, contribute the proceeds of such subsequent sale to the Partnership, and shall be issued additional Partnership Units in an amount exactly equal to the number of shares of Common Stock subsequently sold in connection with such over-allotment option.

         (c) Ownership Interest of the General Partner. The Partners acknowledge and agree that the General Partner's ownership interest in the Partnership (and therefore the number of Partnership Units owned by it) shall at all times be equal to the fraction the numerator of which is the number of issued and outstanding shares of Common Stock of the General Partner (the "G.P. Shares") and the denominator of which is the sum of the G.P. Shares plus the number of issued and outstanding Partnership Units held by Partners other than the General Partner; provided, however, that the foregoing shall only apply for so long as the only class of Partnership Units is OP Units and the only equity securities of the General Partner is Common Stock. If the Common Stock of the General Partner (or any other class of stock) undergoes any split or reverse split, then, without any further action or consent by the General Partner or any Limited Partner, each corresponding class of Partnership Unit that is convertible into such stock shall similarly be split or combined by the same ratio as was used to split or combine the stock. For example if the Common Stock under a reverse 2 for 1 split (i.e. every two shares of old Common Stock are converted into one share of new Common Stock) then the corresponding class of Partnership Units shall undergo a similar reverse split (i.e. every two old Partnership Units shall be converted into one new Partnership Unit).

         (d) Capital Contribution of the Interim Managing General Partner. Concurrent with the execution of this Agreement, and subject to Section 9.1 (b) hereof, the Interim Managing General Partner shall contribute to the Partnership as its initial Capital Contribution such amount necessary to give the Interim Managing General Partner a 0.001% ownership interest in the Partnership. Upon consummation of Offerings aggregating gross proceeds to the General Partner of at least $25 million, the

Interim Managing General Partner shall automatically be entitled to a return of its Capital Contribution, and shall automatically be deemed to have withdrawn from the Partnership.

         6.2 Capital Contributions of the Limited Partners. Concurrent with the execution of this Agreement, each Limited Partner, pursuant to the Contribution and Exchange Agreement, shall contribute to the Partnership, directly or indirectly, as its initial Capital Contribution, all of such Limited Partner's right, title and interest in and to the Properties. Each Limited Partner shall initially be issued and thereafter shall own Partnership Units in the amount set forth opposite such Limited Partner's name on Exhibit A, which number of Partnership Units on such Exhibit A shall be adjusted from time to time by the General Partner to the extent necessary to reflect accurately exchanges, redemptions, Capital Contributions, capital stock changes of the General Partner or similar events having an effect on such Partner's Partnership Units. The Partnership Units issued to each Limited Partner shall be evidenced by the issuance of a certificate (the "Unit Certificate") in substantially the form of Exhibit B attached hereto, which Unit Certificate shall bear the following legend:

"THE UNITS REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE AGREEMENT OF LIMITED PARTNERSHIP OF PHILIPS INTERNATIONAL REALTY, L.P., DATED AS OF DECEMBER 31, 1997, AS AMENDED (A COPY OF WHICH IS ON FILE WITH THE PARTNERSHIP). EXCEPT AS OTHERWISE PROVIDED IN SUCH AGREEMENT, NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE UNITS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR (B) IF THE PARTNERSHIP HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF
SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER. IN ADDITION, THE UNITS ARE SUBJECT TO THE PROVISIONS OF
SECTION 19.1 OF A CERTAIN CONTRIBUTION AND EXCHANGE AGREEMENT DATED AS OF AUGUST 11, 1997 (A COPY OF WHICH IS ON FILE WITH THE PARTNERSHIP)."

On the date of admission of one or more Limited Partners to the Partnership, the Organizational Limited Partner shall be entitled to a return of its Capital Contribution, and shall be deemed to have withdrawn from the Partnership.

         6.3 General Partner Option to Contribute Additional Capital. If the Partnership requires funds at any time or from time to time in excess of funds available to the Partnership through borrowings and prior or additional Capital Contributions, the General Partner may, but shall not be required to, borrow such funds from a financial institution or other lender or through public debt offerings and lend such funds to the Partnership on the same terms and conditions as are applicable to the General Partner. If, notwithstanding the foregoing, the Partnership requires funds for any proper Partnership purpose in excess of any other funds anticipated by the General Partner to be available to the Partnership (including through borrowings and prior Capital Contributions), or if the General Partner concludes that borrowings are inappropriate, the General Partner may, but shall not be required to, raise such additional funds pursuant to the issuance of shares of its Common Stock (or New Securities subject to Section 6.4(b))(any such issuance which is made for the purpose of providing additional funds to the Partnership shall be referred to herein as an "Additional Issuance"). In the event any such Additional Issuance is consummated, then (i) the General Partner shall contribute the net amount of cash raised pursuant to such Additional Issuance to the capital of the Partnership and (ii) the Partnership shall issue additional Partnership Units ("Additional Partnership Units") to the General Partner, on the date upon which such funds are contributed to the Partnership, in an amount equal to that number of Partnership Units which, if such

Additional Partnership Units were redeemed as of their date of issuance by the General Partner for shares of Common Stock pursuant to
Section 10.3 hereof, would result in the General Partner receiving that number of shares of Common Stock equal to the number of shares of Common Stock that were issued pursuant to such Additional Issuance. In addition, in the event that the General Partner shall issue shares of Common Stock (and/or pay cash out of the net proceeds of any Additional Issuance) in connection with any subsequent merger, consolidation or other acquisition, the General Partner shall contribute the shares of stock, assets and/or other consideration received by the General Partner in connection therewith to the capital of the Partnership in exchange for Additional Partnership Units in an amount equal to that number of Partnership Units which, if such Additional Partnership Units were redeemed as of their date of issuance by the General Partner for shares of Common Stock pursuant to
Section 10.3 hereof, would result in the General Partner receiving that number of shares of Common Stock equal to the number of shares of Common Stock that were issued in connection with such merger, consolidation or other acquisition and/or such Additional Issuance. Notwithstanding the foregoing sentence, the General Partner shall have the right, in its sole discretion, to treat a contribution to the capital of the Partnership in a manner other than as described above if, upon the advice of counsel to the General Partner and/or the Partnership, such alternative treatment will provide a more favorable federal and/or state tax consequence to the General Partner and/or the Partnership.

         6.4 General Partner Option to Issue Additional Partnership Units to Limited Partners.

                  (a) Issuance of Additional Partnership Units. At any time after the date hereof without the consent of any Partner, but subject to the provisions of Section 13.1 hereof, the General Partner may, upon its determination, which shall be made in its sole and absolute discretion, that the issuance of Additional Partnership Units to new or existing limited partners is in the best commercial interests of the Partnership, cause the Partnership to issue Additional Partnership Units to and admit as a limited partner in the Partnership, any Person (an "Additional Limited Partner" herein) in exchange for the contribution by such Person of cash and/or property desirable to further the purposes of the Partnership under Article 4 hereof. In the event that Additional Partnership Units are issued by the Partnership pursuant to this Section 6.4, the amount of such Partnership Units issued to each Additional Limited Partner shall, unless otherwise determined by the General Partner in the exercise of its sole discretion but subject to its fiduciary duty to all Limited Partners (i) be fixed by agreement between the General Partner and such Additional Limited Partner in the General Partner's sole discretion or (ii) be equal to that number of Partnership Units which, if such Additional Partnership Units were redeemed as of their date of issuance by such Additional Limited Partner pursuant to Section 10.3 hereof, would result in such Additional Limited Partner receiving that number of shares of Common Stock equal to (x) the Agreed Value of any property (as determined by the General Partner, in its sole and absolute discretion), plus the amount of any cash contributed by the

Additional Limited Partner, as of the date of contribution to the Partnership divided by (y) the Current Per Share Market Price
(computed as of the Trading Day immediately preceding the date of contribution to the Partnership or such other date or average of Trading Days as the General Partner may agree with such Additional Limited Partner in the exercise of its sole discretion). In addition, the General Partner is hereby authorized to cause the Partnership from time to time to issue to the Partners (including the General Partner) or other Persons additional Partnership Units or such other Partnership Interests in one or more classes, or one or more series of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties which may be senior, pari passu or junior to OP Units, all as shall be determined by the General Partner in its sole and absolute discretion subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided that no such additional Partnership Units or other Partnership Interests shall be issued to the General Partner unless either (A)(1) the additional Partnership Interests are issued in connection with the issuance of shares of Common Stock or other shares by the General Partner, which shares have designations, preferences and other rights such that the economic interests attributed to such shares are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner in accordance with this Section 6.4, and (2) the General Partner shall make a Capital Contribution to the Partnership in an amount equal to the proceeds raised in connection with the issuance of such shares of the General Partner, or (B) the additional Partnership Units are issued to all the Partners in proportion to their respective Percentage Interests. Any Additional Limited Partner shall be issued a Unit Certificate representing the amount of Partnership Units issued to such Additional Limited Partner and, in the event the General Partner issues Partnership Units other than OP Units, indicating the class, terms, preferences and other restrictions or rights of such Partnership Unit. The General Partner shall be authorized on behalf of each of the Partners to amend this Agreement to reflect the issuance of Additional Partnership Units (including, without limitation, the issuance of new classes of Partnership Units) and/or the admission of any Additional Limited Partner(s) in accordance with the provisions of this Section 6.4, and the General Partner shall promptly deliver a copy of such amendment (which, in the event that new classes of Partnership Units are issued, shall contain the terms of such new classes of Partnership Units) to each Limited Partner. Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the interest of the

General Partner and the Partnership (for example, and not by way of limitation, the issuance of Partnership Units pursuant to an employee purchase plan providing for employee purchases of Partnership Units at a discount from fair market value or employee options that have an exercise price that is less than the fair market value of the Partnership Units, either at the time of issuance or at the time of exercise).

                  (b) Adjustments to Partnership Units. If the Common Stock (or any other class of stock of the General Partner for which a class of Partnership Units may be redeemed) undergoes any split or reverse split, then without further action or consent by the General Partner or any Limited Partner, each corresponding class of Partnership Units that is redeemable for such stock shall be split or combined in accordance with the same ratio used to split or combine the stock. For example, if the Common Stock undergoes a reverse 2 for 1 split (i.e., every two shares of old Common Stock are converted into one share of new Common Stock) then the corresponding class of Partnership Units that are redeemable for such Common Stock shall undergo a similar reverse split (i.e., every two old OP Units shall be converted into one new OP Unit). Similarly, if any class of Partnership Units into which another class of Partnership Units is convertible undergoes any split or reverse split, then without further action or consent by the General Partner or any Limited Partner, the latter class of Partnership Units shall be split or combined in accordance with the same ratio used to split or combine the first class of Partnership Units.

                  (c) Fractional Units. The General Partner shall have the right to issue fractional Partnership Units upon the conversion or exchange of one class of Partnership Units for a second class of Partnership Units; provided, however, that in accordance with Section 10.3(e) hereof no fractional shares of

Common Stock of the General Partner shall be issued upon the redemption of any class of Partnership Units for Common Stock.

                  (d) Issuance of New Securities. Following completion of any Offering, the General Partner shall not issue any additional shares of Common Stock (other than shares of Common Stock issued pursuant to Section 10.3 hereof), or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of capital stock (collectively, "New Securities"), other than to all holders of shares of Common Stock, unless (i) the General Partner shall cause the Partnership to issue to the General Partner Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the New Securities, and (ii) the General Partner contributes to the Partnership the proceeds from the issuance of such New Securities and from the exercise of rights contained in such New Securities. Without limiting the foregoing, the General Partner is expressly authorized to issue New Securities for less than fair market value, and the General Partner is expressly authorized to cause the Partnership to issue to the General Partner corresponding Partnership Interests, so long as
(x) the General Partner concludes in good faith that such issuance is in the interest of the General Partner and the Partnership (for example, and not by way of limitation, the issuance of shares of Common Stock and corresponding Units pursuant to an employee stock purchase plan providing for employee purchases of shares of Common Stock at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the shares of Common Stock, either at the time of issuance or at the time of exercise), and (y) the General Partner contributes all proceeds from such issuance and exercise to the Partnership.

         6.5 Capital Accounts. A separate capital account (a "Capital Account") shall be maintained for each Partner in accordance with the Code and the Regulations promulgated thereunder including, but not limited to, the rules regarding the maintenance of partners' Capital Accounts set forth in Regulation Section 1.704-1. Subject to the immediately preceding sentence, there shall be credited to each Partner's Capital Account: (i) the amount of money contributed by the Partner to the Partnership (subject, however, in the case of a Capital Contribution by the General Partner upon completion of any Offering or upon

Additional Issuances (as defined in Section 6.3 above) of Common Stock, pursuant to the provisions of Sections 6.1(b) and 6.3 hereof, the net amount of Offering proceeds contributed to the Partnership),
(ii) the Agreed Value of any property contributed by the Partner to the Partnership, (iii) the amount of any Partnership liabilities assumed by such Partner (other than liabilities secured by property distributed to such Partner that such Partner is considered to have assumed or taken subject to under Section 752 of the Code), and (iv) the Partner's share of income or gain (or items thereof), including income and gain exempt from tax. There shall be charged against each Partner's Capital Account: (w) the amount of money distributed to the Partner by the Partnership, (x) the Agreed Value of any property distributed to the Partner by the Partnership, (y) the amount of any liabilities of such Partner assumed by the Partnership (other than liabilities secured by property contributed to the Partnership by such Partner that the Partnership is considered to have assumed or taken subject to pursuant to Section 752 of the Code) and (z) the Partner's share of loss and deduction (or items thereof). To the extent a Partner's Capital Account is greater than zero, such excess is hereinafter referred to as a "positive balance". To the extent a Partner's Capital Account is less than zero, said amount is hereinafter referred to as a "deficit balance".

         6.6 Limited Liability. Notwithstanding anything in this

Agreement to the contrary, the personal liability of a Limited Partner arising out of or in any manner relating to the Partnership shall be limited to and shall not exceed such Limited Partner's Capital Contribution made or required to be made pursuant to this Agreement plus the amount of any deficit balances in its Capital Account such Limited Partner is obligated to restore pursuant to the provisions of
Section 7.3 hereof. No Limited Partner shall have any personal liability for liabilities or obligations of the Partnership, except to the extent of its Capital Contribution, as aforesaid or as specifically provided in Section 7.3.

         6.7 Return of Capital. Except as otherwise provided herein,
(i) no Partner shall be required to make any further or additional contributions to the capital of the Partnership or to lend or advance funds to the Partnership for any purpose and (ii) no Partner shall be entitled to the return of its capital, except to the extent, if any, that distributions are made or deemed to be made to such Partner otherwise than out of Profits pursuant to this Agreement.

         6.8 No Interest on Capital Contributions. No interest or additional share of Profits shall be paid or credited to the Partners on their Capital Accounts, or on any undistributed Profits or funds left on deposit with the Partnership; provided, however, that nothing contained herein shall be construed to prevent or prohibit the payment of interest on account of loans made by the Partners to the Partnership. Any loans made to the Partnership by a Partner shall not increase its Capital Contribution or interest in the Profits, Losses or Net Cash Flow of the Partnership, but shall be a debt due from the Partnership and repaid accordingly.

         6.9 No Third Party Beneficiary. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed among the parties hereto that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners.

         6.10 Common Stock Option Plans. The Partners hereby acknowledge that prior to the date hereof the General Partner has adopted, and the Partners hereby acknowledge and agree that from and after the date hereof the General Partner may adopt, without the consent of any Limited Partner, one or more stock option or incentive plans ("Stock Plans") pursuant to which officers, directors, trustees, employees and/or consultants of the General Partner, the Partnership or any Affiliate of either of them may acquire shares of Common Stock. On each date on which the General Partner issues any shares of Common Stock to a person pursuant to a Stock Plan (i) the consideration paid for each such share of Common Stock shall, as soon as received by the General Partner, be contributed to the capital of the Partnership and

(ii) the General Partner shall be issued Partnership Units in an amount equal to that number of Partnership Units which, if such Partnership Units were redeemed as of their date of issuance by the General Partner for shares of Common Stock pursuant to Section 10.3 hereof, would result in the General Partner receiving that number of shares of Common Stock which are being issued to any such person pursuant to the Stock Plan. For purposes of this Section 6.10 only, shares of Common Stock issued subject to forfeiture or other similar restrictions shall be deemed issued upon the lapse of such restrictions. Notwithstanding anything herein to the contrary, the mere grant of options to purchase shares of Common Stock pursuant to any Stock Plan shall not constitute the grant or issuance of shares of Common Stock for purposes of this Section 6.10.

                               ARTICLE 7

                   ALLOCATION OF PROFITS AND LOSSES

         7.1 General Allocation of Profits and Losses. Except as otherwise provided in this Article 7, after giving effect to any and all allocations set forth in Section 7.4 below, all Profits and Losses of the Partnership (including all items of income and expense entering into the determination of such Profits and Losses), as finally determined for Federal income tax purposes for each fiscal year of the Partnership, shall be allocated to and among the Partners in accordance with their respective Percentage Interests.

         7.2 Allocations with Respect to Transferred Interests. Unless otherwise required by the Code and/or the Regulations or as determined by the General Partner, in its sole and absolute discretion, any Profits or Losses allocable to an additional Partnership Interest issued during any year or any fiscal quarter or to a Partnership Interest which has been transferred during any year shall be allocated among the Persons who were holders of such Partnership Interest during such year in the manner described in Section 13.3(c) below.

         7.3 Deficit Restoration Obligation. In the event that any Limited Partner hereto enters into a "deficit restoration obligation" to the Partnership pursuant to this Section 7.3, and such Limited Partner has a deficit balance in its Capital Account following the liquidation of its interest in the Partnership, as determined after taking into account all Capital Account
adjustments for the Partnership's taxable year during which the liquidation occurs, such Limited Partner shall be unconditionally obligated to restore the amount of such deficit balance to the Partnership by the later of (i) the end of such taxable year, or (ii) 90 days after the date of the liquidation of the Limited Partner's interest in the Partnership, which amount shall, upon liquidation of the Partnership, be paid to creditors of the Partnership or distributed to other Partners in accordance with their positive Capital Account balances. For purposes hereof, a "deficit restoration obligation" shall mean an unconditional agreement by a Limited Partner to restore a deficit balance in its Capital Account (which may be limited in amount) in the form thereof used by the Partnership. Any Limited Partner may, but is not obligated to, enter into such an agreement at any time during the term hereof but not more often than annually.

         7.4      Regulatory Allocations.

                  (a) Minimum Gain Chargeback. Notwithstanding any other provision of this Agreement (except as provided in Section 7.4(b) below), if there is a net decrease in Minimum Gain for a Partnership taxable year, each Partner shall be allocated, before any other allocation of Partnership items for such taxable year, items of income and gain for such year (and, if necessary, for subsequent years) in proportion to, and to the extent of, the amount of such Partner's share of the net decrease in Minimum Gain during such year. The income allocated pursuant to this Section 7.4(a) in any taxable year shall consist first of gains recognized from the disposition of property subject to one or more nonrecourse liabilities of the Partnership, and any remainder shall consist of a pro rata portion of other items of income or gain of the Partnership.

                  (b) Exceptions to Section 7.4(a). The allocation otherwise required pursuant to Section 7.4(a) shall not apply to a Partner to the extent that: (a) such Partner's share of the net decrease in Minimum Gain is caused by a guarantee, refinancing or other change in the instrument evidencing a nonrecourse debt of the Partnership which causes such debt to become a partially or wholly recourse debt or a Partner Nonrecourse Debt, and such Partner bears the economic risk of loss (within the meaning of Treasury Regulation
Section 1.752-2) for such changed debt; (b) such Partner's share of the net decrease in Minimum Gain results from the repayment of a nonrecourse liability of the Partnership, which repayment is made using funds contributed by such Partner to the capital of the Partnership; (iii) the IRS, pursuant to Treasury

Regulation Section 1.704-2(f)(4), waives the requirement of such allocation in response to a request for such waiver made by the General Partner on behalf of the Partnership (which request the General Partner may or may not make, in its sole discretion, if it determines that the Partnership would be eligible therefor); or (iv) additional exceptions to the requirement of such allocation are established by revenue rulings issued by the IRS pursuant to Treasury Regulation Section 1.704-2(f)(5), which exceptions apply to such Partner, as determined by the General Partner in its sole discretion.

                  (c) Qualified Income Offset. Notwithstanding any other provision of this Agreement, if a Partner unexpectedly receives an adjustment, allocation or distribution described in Regulation
Section 1.704-1(b)(2)(ii)(d)(4),(5) or (6) that causes or increases an Excess Deficit Capital Account Balance with respect to such Partner, items of Partnership gross income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate such Excess Deficit Capital Account Balance as quickly as possible.

                  (d) Gross Income Allocation. If at the end of any Partnership taxable year, a Partner has an Excess Deficit Capital Account Balance, such Partner shall be specially allocated items of Partnership gross income or gain in an amount and manner sufficient to eliminate such Excess Deficit Capital Account Balance as quickly as possible, until all Excess Deficit Capital Account Balances have been eliminated. To the extent that any class of Partnership Units that are convertible into OP Units has received distributions at the end of any Partnership taxable year (including any prior taxable year) in excess of the amounts such class of Partnership Units would have received during such taxable year or years if all of the Partnership Units of such class had been converted into OP Units (such excess being referred to hereinafter as "Excess Amounts"), such items of gross income or gain shall then be allocated proportionately to and among the holders of such class Partnership Units until such holders have been allocated an amount equal to all Excess Amounts.

                  (e) Partner Nonrecourse Debt. Notwithstanding any other provision of this Agreement, any item of Partnership Loss, deduction or expenditures described in Code Section 705(a)(2)(B) that is attributable to a Partner Nonrecourse Debt shall be allocated to those Partners that bear the economic risk of loss for such Partner Nonrecourse Debt, and among such Partners in accordance with the ratios in which they share such economic risk, determined in accordance with Treasury Regulation Section 1.704-2(i). If there is a net decrease for a Partnership taxable year in any Partner Nonrecourse Debt Minimum Gain of the Partnership, each Partner with a share of such Partner Nonrecourse Debt Minimum Gain as of the beginning of such year shall be allocated items of gross income and gain in the manner and to the extent provided in Treasury Regulation Section

1.704-2(i)(4).

                  (f) Interpretation. The foregoing provisions of this
Section 7.4 are intended to comply with Treasury Regulation Sections 1.704-1(b) and 1.704-2 and shall be interpreted consistently with this intention. Any terms used in such provisions that are not specifically defined in this Agreement shall have the meaning, if any, given such terms in the Regulations cited above.

                  (g) Curative Allocations. If any allocation of gain, income, loss, expense or any other item is made pursuant to Section 7.4(a), 7.4(c), 7.4(d) or 7.4(e) of this Agreement (the "Regulatory Allocations") with respect to one or more Partners (the "Deficit Partners"), then the balance of such items for the current and all subsequent fiscal years shall be allocated among the Partners other than the Deficit Partners as if such items were allocated among all the Partners (including the Deficit Partners) without regard to this
Section 7.3, until the amount of such items that would have been allocated to the Deficit Partners but for the Regulatory Allocations equal the amount allocated to the Deficit Partners pursuant to the Regulatory Allocations.

         7.5 Special Allocations with Respect to Contributed or Revalued Property. Notwithstanding anything contained herein to the contrary, taxable income, gain, loss and deduction with respect to any Partnership property that is contributed to the Partnership by a Partner shall be shared among the Partners for income tax purposes pursuant to Regulations promulgated under Section 704(c) of the Code, so as to take into account the variation, if any, between the adjusted tax basis of the property to the Partnership and its initial Gross Asset Value. With respect to Partnership property that is initially contributed to the Partnership upon its formation, such variation between the adjusted tax basis and initial Gross Asset Value shall be taken into account under the "traditional method" as described in Treasury Regulation Section 1.704-3(b), unless otherwise determined by the General Partner and the contributing Partner. With respect to properties subsequently contributed to the Partnership, the Partnership shall account for such variation under any method approved under Section 704(c) of the Code and the applicable regulations as chosen by the General Partner. In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (b) of the definition of Gross Asset Value (as provided in Article 1 of this Agreement), subsequent allocations of tax items with respect to such asset shall take account of the variation, if any, between the adjusted tax basis of such asset and its Gross Asset Value in the same manner as under Section 704(c) of the Code and the applicable regulations.

         7.6 Allocations with Respect to Partnership Units other than

OP Units. In the event the General Partner issues additional classes of Partnership Units other than OP Units, then the General Partner shall determine, in its sole discretion, the Profits and Losses attributable to each class and shall allocate to Profits and Losses of each class of Partnership Units among the Partners in such class in proportion to their respective Percentage Interests in such class, after giving effect to any and all special allocations set forth in
Section 7.4 above.

                               ARTICLE 8

                             DISTRIBUTIONS

         8.1 Distribution of Net Cash Flow. Net Cash Flow of the
Partnership, if any, shall be distributed to and among the Partners as follows:

                  (a) If such Net Cash Flow has not arisen pursuant to a Liquidation of the Partnership, such Net Cash Flow shall be distributed to and among the Partners in accordance with their respective Percentage Interests; or

                  (b) If such Net Cash Flow has arisen pursuant to a Liquidation of the Partnership, such Net Cash Flow shall be distributed to and among the Partners having positive balances in their Capital Accounts (after taking into account any and all Capital Account adjustments for the Partnership taxable year during which the Liquidation occurs), in proportion to and to the extent of such positive balances.

Net Cash Flow shall be distributed to the Partners in such amounts and at such intervals as the General Partner, in its sole discretion, may determine, but no less frequently than quarterly. With respect to each and every distribution of Net Cash Flow to the Partners hereunder, the General Partner shall distribute such Net Cash Flow only to those Partners who are Partners on the Partnership Record Date and whose Partnership Units were outstanding during the period to which such distribution relates and, with respect to those Partners who were issued additional Partnership Units during such period, the General Partner shall distribute Net Cash Flow (i) on a pro-rated basis based upon the number of days during such period that such Partners held such additional Partnership Units or (ii) on such other reasonable basis as determined by the General Partner in its sole discretion; provided, however, in no event may a Partner receive a distribution of Net Cash Flow with respect to any particular Partnership Unit if such Partner is entitled to receive a distribution out of such Net Cash Flow with respect to one or more shares of Common Stock for which such Partnership Unit has been redeemed. Notwithstanding the foregoing, the General Partner shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with its qualification as a REIT, to cause the Partnership to distribute sufficient amounts to enable the General Partner to pay stockholder dividends that will (i) satisfy the REIT Requirements and (ii) avoid any federal income or excise tax liability of the General Partner.

         8.2 Distributions in Kind. No right is given to any Partner to demand and receive property or cash. The General Partner may determine, in its sole and absolute discretion, to make a distribution in kind to the Partners of Partnership assets, and such assets shall be distributed in such a fashion as to ensure that the fair market value of such assets is distributed and allocated in accordance with
Section 8.1 hereof.

         8.3 Withholding. Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local or foreign taxes that the General Partner determines or reasonably believes that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Code Sections 1441, 1442, 1445 or 1446. Any and all amounts withheld pursuant to this Section 8.3 with respect to any allocation, payment or distribution to any Partner hereunder shall be treated as amounts distributed to such Partner pursuant to Section
8.1 hereof for all purposes under this Agreement. If any amount is withheld by the Partnership pursuant to this Section 8.3 with respect to a particular Partner and such amount would not have been distributed to such Partner pursuant to Section 8.1 hereof at any time on or before the date it is withheld, then such Partner shall contribute to the capital of the Partnership an amount equal to the amount so withheld as soon as practicable after the delivery by the General Partner to such Partner of a notice requesting such contribution to the Partnership. The General Partner, on behalf of the Partnership, shall have the right to offset any obligation of a Partner to contribute additional funds to the Partnership pursuant to the immediately preceding sentence of this Section 8.3 against any future distributions due to such Partner under Section 8.1 hereof.

         8.4 Distributions with Respect to Partnership Units other than OP Units. Notwithstanding the foregoing provisions of this
Article 8, in the event the General Partner issues additional classes of Partnership Units other than OP Units to Limited Partners, then the General Partner shall determine, in its sole discretion, the amount of distributions of Net Cash Flow attributable to each class and shall distribute such Net Cash Flow to each class of Partnership Units among the Partners in such class in proportion to their respective Percentage Interests in such class or otherwise required pursuant to the terms of such Partner's Unit Certificates.



                               ARTICLE 9

                              MANAGEMENT

         9.1      Management of Partnership Affairs.

                  (a) General Partner. Except as otherwise specifically provided in this Agreement, and subject to Section 9.1(b) below, the General Partner shall have full, exclusive and complete responsibility and discretion in the management and control of the business and affairs of the Partnership and shall make all decisions affecting the Partnership's business and affairs. Subject to the foregoing, the General Partner shall have all the rights, powers and obligations of a general partner as provided in the Act, and, except as otherwise provided, any action taken by the General Partner (in its capacity as such) shall constitute the act of and serve to legally bind the Partnership. Persons dealing with the Partnership shall be entitled to rely conclusively on the power and authority of the General Partner as set forth in this Agreement.

                  (b) Interim Managing General Partner. From the date hereof until consummation of Offerings aggregating gross proceeds to the General Partner of at least $25 million, the Interim Managing General Partner shall, subject to the rights accorded the Limited Partners hereunder and under the Act and subject to the prior consent of the General Partner with respect to transactions with Affiliates of the Interim Managing General Partner, have full, exclusive and complete responsibility and discretion in the management and control of the business and affairs of the Partnership and shall make all decisions affecting the Partnership's business and affairs to the extent otherwise granted to the General Partner hereunder, and the General Partner shall have no such rights. Subject to the foregoing, the Interim Managing General Partner shall have all the rights, powers and obligations of a general partner as provided in the Act, and, except as otherwise provided, any action taken by the Interim Managing General Partner (in its capacity as such) shall constitute the act of and serve to legally bind the Partnership. Persons dealing with the Partnership shall be entitled to rely conclusively on the power and authority of the Interim Managing General Partner as set forth in this Agreement. The Partners agree that immediately upon consummation of Offerings aggregating gross proceeds to the General Partner of at least $25 million, the Interim Managing General Partner shall automatically be deemed to have withdrawn from the Partnership, and the General Partner shall be entitled to exercise in full the rights and responsibilities hereunder accorded to the General Partner that it would have received but for the rights accorded the Interim Managing General Partner under this Section 9.1(b). Until consummation of Offerings aggregating gross proceeds to the General Partner of at least $25 million, references to the General Partner in this Agreement shall be deemed to be references to the Interim Managing General Partner, unless otherwise required by the context thereof; provided, however, that references to the General Partner herein, including, without limitation, those set forth in Articles 6, 7 and 8 and Section 10.3 hereof, shall always refer with respect to economic issues (as opposed to management issues) to the General Partner.

         9.2 Powers and Authorities of the General Partner. Except as otherwise specifically provided in this Agreement, and subject to Sections 9.1(b) and 9.3 hereof, the General Partner is hereby granted the right, power and authority to do on behalf of the Partnership all things which, in its best business judgment, are necessary, proper or desirable to carry out its duties and responsibilities, including but not limited to, the right, power and authority:

                  (a) To manage, control, invest, reinvest, acquire by purchase, lease or otherwise, develop, expand, sell, contract to purchase or sell, grant, obtain or exercise options to purchase, options to sell or conversion rights, assign, transfer, convey, deliver, endorse, exchange, pledge, mortgage, abandon, improve, repair, maintain, insure, lease for any term and otherwise deal with any and all property of whatsoever kind and nature, and wheresoever situated, in furtherance of the purposes of the Partnership;

                  (b) To acquire, directly or indirectly, interests in real estate of any kind and of any type, and any and all kinds of interests therein, and to determine the manner in which title thereto is to be held; to manage, insure against loss, protect and subdivide any of the real estate, interests therein or parts thereof; to improve, develop or redevelop and expand any such real estate; to participate in the ownership and development of any property; to dedicate for public use, to vacate any subdivisions or parts thereof, to resubdivide, to contract to sell, to grant options to purchase or lease, to sell on any terms; to convey, to mortgage, pledge or otherwise encumber said property, or any part thereof; to lease said property or any part thereof from time to time, upon any terms and for any period of time, and to renew or extend leases, to amend, change or modify the terms and provisions of any leases and to grant options to lease and options to renew leases and options to purchase; to partition or to exchange said real property, or any part thereof, for other real or personal property; to grant easements or charges of any kind; to release, convey or assign any right, title or interest in or about or easement appurtenant to said property or any part thereof; to construct and reconstruct, remodel, alter, repair, add to or take from buildings on said premises; to insure any Person having an interest in or responsibility for the care, management or repair of such property; to direct the trustee of any land trust to mortgage, lease, convey or contract to convey the real estate held in such land trust or to execute and deliver deeds, mortgages, notes, and any and all documents pertaining to the property subject to such land trust or in any matter regarding such trust; to execute assignments of all or any part of the beneficial interest in such land trust;

                  (c) To employ, engage or contract with or dismiss from employment or engagement Persons to the extent deemed necessary by the General Partner for the operation and management of the Partnership business, including but not limited to, contractors, subcontractors, engineers, architects, surveyors, mechanics, consultants, accountants, attorneys, insurance brokers, real estate brokers and others;

                   (d) To enter into contracts on behalf of the Partnership;

                  (e) To borrow money, procure loans and advances from any Person for Partnership purposes, and to apply for and secure, from any Person, credit or accommodations; to contract liabilities and obligations, direct or contingent and of every kind and nature with or without security; and to repay, discharge, settle, adjust, compromise or liquidate any such loan, advance, credit, obligation or liability;

                  (f) To pledge, hypothecate, mortgage, assign, deposit, deliver, enter into sale and leaseback arrangements or otherwise give as security or as additional or substitute security, or for sale or other disposition any and all Partnership property, tangible or intangible, including, but not limited to, real estate and beneficial interests in land trusts, and to make substitutions thereof, and to receive any proceeds thereof upon the release or surrender thereof; to sign, execute and deliver any and all assignments, deeds and other contracts and instruments in writing; to authorize, give, make, procure, accept and receive moneys, payments, property, notices, demands, vouchers, receipts, releases, compromises and adjustments; to waive notices, demands, protests and authorize and execute waivers of every kind and nature; to enter into, make, execute, deliver and receive written agreements, undertakings and instruments of every kind and nature; to give oral instructions and make oral agreements; and generally to do any and all other acts and things incidental to any of the foregoing or with reference to any dealings or transactions which any attorney may deem necessary, proper or advisable;

                  (g) To acquire and enter into any contract of insurance which the General Partner deems necessary or appropriate for the protection of the Partnership, for the conservation of the

Partnership's assets or for any purpose convenient or beneficial to the Partnership;

                  (h) To conduct any and all banking transactions on behalf of the Partnership; to adjust and settle checking, savings, and other accounts with such institutions as the General Partner shall deem appropriate; to draw, sign, execute, accept, endorse, guarantee, deliver, receive and pay any checks, drafts, bills of exchange, acceptances, notes, obligations, undertakings and other instruments for or relating to the payment of money in, into, or from any account in the Partnership's name; to execute, procure, consent to and authorize extensions and renewals of the same; to make deposits and withdraw the same and to negotiate or discount commercial paper, acceptances, negotiable instruments, bills of exchange and dollar drafts;

                  (i) To demand, sue for, receive, and otherwise take steps to collect or recover all debts, rents, proceeds, interests, dividends, goods, chattels, income from property, damages and all other property, to which the Partnership may be entitled or which are or may become due to the Partnership from any Person; to commence, prosecute or enforce, or to defend answer or oppose, contest and abandon all legal proceedings in which the Partnership is or may hereafter be interested; and to settle, compromise or submit to arbitration any accounts, debts, claims, disputes and matters which may arise between the Partnership and any other Person and to grant an extension of time for the payment or satisfaction thereof on any terms, with or without security;

                  (j) To make arrangements for financing, including the taking of all action deemed necessary or appropriate by the General Partner to cause any approved loans to be closed;

                  (k) To take all reasonable measures necessary to insure compliance by the Partnership with applicable arangements, and other contractual obligations and arrangements entered into by the Partnership from time to including periodic reports as required to lenders and using all due diligence to insure that the Partnership is in compliance with its contractual obligations;

                  (l) To maintain the Partnership's books and records; and

                  (m) To prepare and deliver, or cause to be prepared and delivered by the Partnership's Accountants, all financial and other reports with respect to the operations of the Partnership, and preparation and filing of all Federal and state tax returns and reports.

         Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the

General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

         9.3 Major Decisions. In addition to the requirements of Sections 12.6(a) and (b), if applicable, until such time prior to the first anniversary date hereof as the General Partner owns sixty-seven percent (67%) of the Partnership Units, and thereafter until such time as the General Partner owns sixty percent (60%) of the Partnership Units, the General Partner shall not, without the prior written consent of holders of at least fifty-one percent (51%) of the Partnership Units held by the Limited Partners, taken as a single class, on behalf of the Partnership, undertake any of the following actions:

                  (a) Engage in a Termination Transaction as defined in Section 12.6(a) hereof;

                  (b) Dissolve, liquidate or wind-up the Partnership;

                  (c) Change the nature of the business of the Partnership; or

                  (d) Admit, remove or retain a general partner.

         9.4 Restrictions on General Partner's Authority.

                  (a) The General Partner may not take any action in contravention of this Agreement, including, without limitation:

                           (i) Take any action that would make it impossible to
                  carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

                           (ii) Admit a Person as a Partner, except as otherwise
                  provided in this Agreement;

                           (iii) Perform any act that would subject a Limited
                  Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act;

                           (iv) Enter into any contract, mortgage, loan or other
                  agreement that prohibits or restricts, or has the effect of prohibiting or restricting, the ability of a Limited Partner to exercise its Redemption Rights in full, except with the written consent of such Limited Partner; or

                           (v) Possess Partnership property, assign any rights

                  in specific Partnership property, for other than a Partnership purpose except as otherwise provided in this Agreement.

                  (b) The General Partner may not, except as otherwise permitted in Sections 9.9 and 12.6 hereof, change its policy of holding its assets and conducting its business substantially through the Partnership without the consent of all the Limited Partners.

         9.5 Engagements by the Partnership. The General Partner may engage, on behalf and at the expense of the Partnership, such professional persons, firms or corporations as the General Partner in its reasonable judgment shall deem advisable for the conduct and operation of the business of the Partnership, including, without limitation, brokers, mortgage bankers, lawyers, accountants, architects, engineers, consultants, contractors and purveyors of other such services for the

Partnership on such terms and for such compensation or costs as the General Partner, in its reasonable judgment, shall determine.

         9.6 Engagement of Affiliates. The General Partner may, on behalf and at the expense of the Partnership, engage the General Partner or a firm in which the General Partner, a Limited Partner, or a Partner, officer, director, stockholder or Affiliate of any of them, has an interest, to render services to the Partnership and/or the assets of the Partnership, provided that the fees or other compensation payable for such services are specifically authorized by the terms of this Agreement or are comparable to those prevailing in arm's-length transactions for similar services and are approved by the Board of Directors.

         9.7 Liability of the General Partner. The General Partner and its Affiliates, officers, directors, agents and employees shall not be liable, responsible or accountable in damages or otherwise to the Partnership or any of the Partners or their successors or assigns for any acts or omissions performed or omitted within the scope of its authority as General Partner, or otherwise conferred on the General Partner and such Affiliates, officers, directors, agents and employees by this Agreement, provided that the General Partner or such Affiliates, officers, directors, agents or employees shall act in good faith and shall not be guilty of willful misconduct or gross negligence.

         9.8 Reimbursement of Certain Expenses of the General Partner.

                  (a) Except as provided in this Section 9.8 and elsewhere in this Agreement (including the provisions of Articles 7 and 8 regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

                  (b) The Partnership shall be responsible for and shall pay all expenses relating to the Partnership's organization, the ownership of its assets and its operations. The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses it incurs relating to the ownership and operation of, or for the benefit of, the Partnership (including, without limitation, expenses relating to the management and administration of any Affiliates of the General

Partner or the Partnership such as auditing expenses and filing fees); provided that (1) the amount of any such reimbursement shall be reduced by (i) any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it as permitted in Section 9.9 below and (ii) any amount derived by the General Partner from any investments permitted in
Section 9.9 below and (2) any expenses that are determined by the General Partner to be unrelated to the Partnership shall not be treated as Partnership expenses for purposes of this Section 9.8(b). The General Partner shall determine in good faith the amount of expenses incurred by it related to the ownership and operation of, or for the benefit of, the Partnership. In the event that certain expenses are incurred for the benefit of the Partnership and other entities (including the General Partner), such expenses will be allocated to the Partnership and such other entities in such a manner as the General Partner in it's sole and absolute discretion deems fair and reasonable. All payments and reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of the General Partner.

         9.9 Outside Activities of the General Partner. Notwithstanding anything to the contrary contained herein, except as set forth in this Section 9.9, the General Partner shall not, directly or indirectly, without the consent of a majority in interest of the Limited Partners (excluding the General Partner), enter into or conduct any business other than in connection with the ownership, acquisition and disposition of Partnership Interests as a General Partner or Limited Partner and the management of the business of the Partnership in such activities as are incidental to any of the foregoing. Without the consent of a majority in interest of the Limited Partners (excluding the General Partner), the assets of the General Partner shall be limited to Partnership Interests and permitted debt obligations of the Partnership, so that Common Stock and OP Units are completely fungible except as otherwise specifically provided herein; provided, that the General Partner shall be permitted to hold (i) interests and entities, including "Qualified REIT Subsidiaries"(which are defined in Section 856(i)(2) of the Code, as amended, as any corporation if 100% of the stock of such corporation is held by the REIT at all times the corporation was in existence), that hold no material assets; (ii) interests in Qualified REIT Subsidiaries or other entities that are not taxed as corporations for federal income tax purposes) that own only interests in the Partnership and/or interests in other Qualified REIT Subsidiaries (or other entities that are not taxed as corporations for federal income tax purposes) that either hold no assets or hold only interests in the

Partnership; (iii) assets and or interests in entities, including Qualified REIT Subsidiaries, that hold assets having an aggregate value not greater than five percent (5%) of the total market value of the General Partner entity (determined by reference to the value of all outstanding equity securities of the General Partner), provided that (X) the General Partner entity will apply the net income from such assets (other than net income derived as a result of a Qualified REIT Subsidiary ownership of an interest in the Partnership) to offset REIT expenses before utilizing the distribution provisions of Section 8 hereof, (Y) the General Partner will contribute all net income generated by such assets and or interests (other than net income derived as a result of a Qualified REIT Subsidiary ownership of an interest in the Partnership) to the Partnership (after taking into account REIT expenses as described in clause (X) above, and (Z) the General Partner will use commercially reasonable efforts to transfer such assets and interests (other than interests in Qualified REIT Subsidiaries and the Partnerships) to the Partnership or an entity controlled by the Partnership as soon as such transfer can be made without causing the General Partner or the Partnership to incur any material expenses in connection therewith; and (iv) such bank accounts or similar instruments or accounts in its own name as it deems necessary to carry out its responsibilities and purposes as contemplated under this Agreement and its organizational documents; and, provided, further, that the General Partner shall be permitted to acquire, directly or through a Qualified REIT Subsidiary (or other entities that are not taxed as corporations for federal income tax purposes), up to a one percent (1%) interest in any partnership or limited liability company at least ninety-nine (99%) of the equity of which is owned directly or indirectly by the Partnership. The General Partner and any of its Affiliates may acquire Limited Partner Partnership Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Partnership Interests.

         9.10 Operation in Accordance with REIT Requirements. The Partners acknowledge and agree that the Partnership shall be operated in a manner that will enable the General Partner to (i) satisfy the REIT Requirements and (ii) avoid the imposition of any federal income or excise tax liability. The Partnership shall avoid taking any action which would result in the General Partner ceasing to satisfy the REIT Requirements or would result in the imposition of any federal income or excise tax liability on the General Partner.

         9.11 Title Holder. To the extent allowable under applicable law, title to all or any part of the properties of the Partnership may be held in the name of the Partnership or any other individual, corporation, partnership, trust or otherwise, 100% of the beneficial interest in which shall at all times be vested in the Partnership except for de minimus interests held by qualified REIT subsidiaries. Any such title holder shall perform any and all of its respective functions to the extent and upon such terms and conditions as may be determined from time to time by the General Partner.

                                   ARTICLE 10
                                   ----------


                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS
                   ------------------------------------------

         10.1 No Participation in Management of Partnership; Rights of Limited Partners to Certain Documents.

                  (a) The Limited Partners shall have such rights as are enumerated as rights of limited partners under the Act. The Limited Partners, in such capacity, shall not take part in, or interfere in any manner, with the conduct or control of the Partnership's business and shall have no right or authority to act for or bind the Partnership, said powers being vested solely and exclusively in the General Partner. Except as specifically set forth in
Section 9.3 or otherwise in this Agreement, the Limited Partners, in their capacities as such, shall not have any right or power whatsoever to take any action with respect to the conduct or control of the Partnership or its business including, but not limited to, any right to vote on, or otherwise approve, any matters or decisions, whether material, major or otherwise, in connection with the business of the Partnership.

                  (b) In addition to any other rights provided in this Agreement or by the Act, and except as limited by Section 10.1(c) below, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner's own expense:

                           (i) to obtain a copy of the most recent annual and
                  quarterly reports filed with the Securities and Exchange Commission by the General Partner pursuant to the Securities Exchange Act of 1934, as amended, and each report sent to the stockholders of the General Partner;

                           (ii) to obtain a copy of the Partnership's federal,
                  state and local income tax returns for each fiscal year of the Partnership;

                           (iii) to obtain a current list of the name and last
                  known business, residence or mailing address of each Partner;

                           (iv) to obtain a copy of this Agreement and the
                  Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

                           (v) to obtain true and full information regarding the
                  amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.

                  (c) Notwithstanding any other provisions of Section 10.1(b) hereof, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or the General Partner or (ii) the Partnership or the General Partner is required by law or by agreements with unaffiliated third parties to keep confidential.

         10.2 Withdrawal, Retirement, Death, Incompetency, Insolvency or Dissolution of a Limited Partner. A Limited Partner shall have no right to withdraw, retire or resign from the Partnership. The death, incompetency, insolvency or dissolution of a Limited

Partner shall not terminate the Partnership. Upon the death of a Limited Partner, his or her executor, administrator or successor in interest shall have all of the rights and duties of a Limited Partner for the purpose of settling his or her estate.

         10.3 Redemption Rights.

                  (a) Grant of Rights. The General Partner does hereby grant to the Limited Partners and the Limited Partners do hereby accept the right, but not the obligation (such right shall be referred to hereinafter sometimes as the "Redemption Rights"), to require the Partnership to redeem all or part of their Partnership Units for shares of Common Stock and/or cash, at any time or from time to time after the date which is one (1) year after the date of the original issuance by the Partnership to any Limited Partner of such Partnership Units, on the terms and subject to the conditions and restrictions contained in this
Section 10.3.

                  (b) Delivery of Exercise Notices. Any one or more Limited Partners ("Exercising Partners") may, subject to the limitations set forth in this Section 10.3, deliver to the General Partner written notice in the form attached to the Unit Certificate as Attachment 1 (the "Exercise Notice") pursuant to which such Exercising Partners elect to exercise their Redemption Rights with respect to all or any portion of their Partnership Units. The Exercise Notice shall specify the specific number of Partnership Units which the Limited Partner intends to require the Partnership to redeem for shares of Common Stock and the specific number of Partnership Units which the Limited Partner intends to require the Partnership to redeem for cash. Only whole numbers of Partnership Units may be redeemed. Once delivered, the Exercise Notice shall be irrevocable, subject to payment by the General Partner of shares of Common Stock and/or cash in respect of such Partnership Units in accordance with the terms hereof.


                  (c) Assumption by General Partner. Notwithstanding anything contained herein to the contrary, the General Partner may, in its sole and absolute discretion, assume directly the obligation with respect to and satisfy an Exercising Partner's exercise of a Redemption Right by paying to the Exercising Partner, at the General Partner's election, shares of Common Stock and/or cash, as determined in accordance with the provisions of Section 10.3(e) below, whereupon the General

Partner shall acquire the Offered Units and shall be treated for all purposes of this Agreement as the owner of such Offered Units. In the event the General Partner shall exercise its right to satisfy the Redemption Right in the manner described in the preceding sentence, the Partnership shall have no obligation to pay any amount to the Exercising Partner with respect to such Exercising Partner's exercise of the Redemption Right, and each of the Exercising Partner, the Partnership and the General Partner shall treat the transaction between the General Partner and the Exercising Partner as a sale of the Offered Units to the General Partner for federal income tax purposes. Moreover, in the event the General Partner shall exercise its right to satisfy the Redemption Right, any such interests acquired by the General Partner shall be automatically converted into General Partner Interests.

                  (d) Limitation on Exercise of Redemption Rights. Redemption Rights may be exercised at any time and from time to time after the date which is one (1) year after the date of the original issuance by the Partnership to any Limited Partner of such Partnership Units, subject to the following limitations:

                           (i) A Limited Partner may not exercise its Redemption
                  Rights pursuant to any one particular Exercise Notice for less than One Thousand (1,000) Partnership Units or, if such Limited Partner holds less than One Thousand (1,000) Partnership Units, all of the Partnership Units held by such Limited Partner;

                           (ii) A Limited Partner shall not have the right to
                  exercise its Redemption Rights hereunder if, in the opinion of counsel selected by the General Partner, in its sole and absolute discretion, such exercise and/or issuance of shares of Common Stock may or would (A) violate the General Partner's Articles of Incorporation, as amended from time to time, (B) cause the General Partner to fail any one or more of the REIT Requirements or (C) constitute a violation of applicable securities laws; and

                           (iii) Each Limited Partner acknowledges and agrees
                  that the issuance of shares of Common Stock pursuant to the Redemption Rights will not be registered under the Securities Act or any state securities laws. Accordingly, shares of Common Stock issued to such Limited Partner may be required to be held indefinitely and the General Partner shall have no obligation to register such shares under the Securities Act or any state securities laws unless required to do so pursuant to a separate written agreement entered into by the General Partner at the time of the issuance. In addition, such Limited Partner will be required to meet such other requirements and to provide such other information and representations as the General Partner may require, which are required in the opinion of its counsel to lawfully allow it to issue such shares without registration under the Securities Act and any applicable state securities laws. Each Limited Partner acknowledges that the certificates representing shares of Common Stock issued will also bear a legend with respect to any restrictions on transfer required in the opinion of counsel for the General Partner. The General Partner acknowledges that the Limited Partners have been granted the right, in certain circumstances and subject to certain limitations, to require the registration under the Securities Act of the shares of Common Stock issued pursuant to the Redemption Rights.

                  (e) Computation of Number of Exchange Shares and/or Cash To Be Paid. Each Partnership Unit which is to be redeemed for shares of Common Stock shall be redeemed for one share of Common Stock, as adjusted from time to time as provided in Section 10.3(i). Upon an election to redeem Partnership Units for shares of Common Stock, the General Partner shall cause the Partnership to purchase such Common Stock for the redemption either (i) from the General Partner, or (ii) on the open market. Each Partnership Unit which is to be redeemed for cash shall be redeemed for an amount of cash equal to the Current Per Share Market Price (determined as of the Trading Day immediately preceding the date upon which the closing of the redemption of Offered Units is to occur). Notwithstanding anything contained herein to the contrary, the General Partner, in its sole and absolute discretion, shall have the right either (i) to deliver shares of Common Stock to each Exercising Partner in lieu of all or any portion of the cash requested by such Exercising Partner, the number of which shares of Common Stock shall be determined pursuant to the first sentence of this Section 10.3(e) or (ii) to cause the Partnership to pay cash to each Exercising Partner in lieu of all or any portion of the number of shares of Common

Stock requested by such Exercising Partner, the amount of such cash per Partnership Unit shall be determined pursuant to the second sentence of this
Section 10.3(e). The General Partner shall not be required to issue fractions of shares of Common Stock in return for Partnership Units. If more than one Partnership Unit shall be requested to be redeemed at the same time by the same Limited Partner, the number of full shares of Common Stock that shall be issuable upon the redemption thereof shall be computed on the basis of the aggregate number of shares of Common Stock represented by the Partnership Units so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section 10.3(e), be issuable on the redemption of any Partnership Units (or specified portion thereof), the General Partner shall pay an amount in cash equal to the Current Per Share Market Price (determined as of the Trading Day immediately preceding the date upon the closing of the Redemption of the Offered Units is to occur), multiplied by such fraction.

                  (f) Closing; Delivery of Election Notice. The closing of the redemption of Offered Units shall, unless otherwise mutually agreed, be held at the principal offices of the General Partner, on the date agreed to by the General Partner and the Exercising Partners, which date shall in no event be later than: (i) ten (10) business days after the date of delivery of the Exercise Notice to the General Partner or (ii) the first date upon which all legal and other conditions with respect to such redemption have been satisfied (which shall include the expiration or termination of any applicable waiting periods).

                (g) Closing Deliveries. At the closing of the redemption of Offered Units, (i) the Exercising Partners shall execute and deliver (A) proper instruments of transfer and assignment of the Offered Units, (B) a Unit Certificate or Unit Certificates representing the number of Offered Units to be so redeemed and (C) representations and warranties with respect to their due authority to sell all of the right, title and interest in and to such Offered Units to the General Partner and, with respect to the status of the Offered Units, that such Offered Units are free and clear of all liens, claims and encumbrances whatsoever, and (ii) the General Partner shall (A) if shares of Common Stock are to be issued, execute and deliver representations and warranties with respect to its due authority to issue the shares of Common Stock to be received in the exchange; deliver an opinion of counsel for the General Partner, reasonably satisfactory to the Exercising Partners, to the effect that such shares of Common Stock have been duly authorized, are validly issued, fully-paid and non-assessable; and deliver a stock certificate or certificates evidencing the shares of Common Stock to be issued and registered in the name(s) of the Exercising Partner(s) or its or their designee(s), and/or (B) if cash is to be paid for Partnership Units, deliver a check in the amount of any cash due to the Exercising Partner(s) at such closing. If any Exercising Partner shall have delivered a Unit Certificate or Unit Certificates representing a number of Partnership Units in excess of the number of Offered Units, the Partnership shall issue to such Exercising Partner, at the expense of the Partnership, a new Unit Certificate covering the number of Partnership Units representing the unredeemed portion of the Unit Certificate or Unit Certificates so surrendered, which new Unit Certificate shall entitle the holder thereof to such rights of ownership of Partnership Units to the same extent as if the Unit Certificate covering such unredeemed Partnership Units had not been surrendered for redemption.


                  (h) Restriction on Redemption of Partnership Units. Notwithstanding anything in paragraphs (e) and (f) above, or any other provision of this Section 10.3 to the contrary, after the earlier of January 1, 2006, or the date on which the number of Partners exceeds 100, upon delivery of an Exercise Notice, the General Partner shall notify the Limited Partner, within 10 days thereof, whether such Offered Units will be redeemed for cash or Common Stock and the closing of the redemption of Offered Units shall not occur any earlier than the later of (i) 10 days after such notification by the General Partner or (ii) the fifteenth (15th) day after the date on which the Exercise Notice for such Offered Units was delivered to the General Partner (or, if later, in both cases (i) and (ii), the first date upon which all legal and other conditions with respect to such redemption have been satisfied, which shall include the expiration or termination of any applicable waiting periods), and in no event shall the current Per Share Market Price of any such Offered Units be determined as of any Trading Date prior to the fourteenth (14th) business day after the date of delivery of the Exercise Notice; provided, however, that the provisions of this Section 10.3(h) shall cease to apply and shall have no further force or effect on the date, if any, on which the Partnership receives either a ruling from the IRS or an unqualified opinion from the General Partner's counsel to the effect that, under the original provisions of paragraphs (e) and (f) prior to any modification thereof by this paragraph (h), the Partnership will not be treated as a "publicly traded partnership" within the meaning of Section 7704 of the Code or any successor provision.

                  (i) Term of Rights. Unless sooner terminated, the rights of the parties with respect to the Redemption Rights shall commence as of the date which is one (1) year after the date of this Agreement and lapse for all purposes and in all respects upon the termination of the Partnership; provided, however, that the parties hereto shall continue to be bound by an Exercise Notice delivered to the General Partner prior to such termination.

                  (j) Covenants of the General Partner. To facilitate the General Partner's ability to fully perform its obligations hereunder, the General Partner covenants and agrees as follows:

                           (i) At all times during the pendency of the
                  Redemption Rights, the General Partner shall reserve for issuance such number of shares of Common Stock as may be necessary to enable the General Partner to issue such shares in full exchange for all Partnership Units held by the Limited Partners which are from time to time issued and outstanding;

                           (ii) During the pendency of the Redemption Rights,
                  each Limited Partner shall receive in a timely manner all reports and/or other communications transmitted from time to time by the General Partner to its stockholders generally; and

                            (iii) In case the General Partner shall issue rights

                  or warrants to all holders of shares of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Per Share Market Price as of the date immediately prior to the date of such issuance, the General Partner shall also issue to each holder of a Partnership Unit such number of rights or warrants, as the case may be, as he would have been entitled to receive had he required the Partnership to redeem his Partnership Units immediately prior to the record date for such issuance by the General Partner.

                           (iv) In case the outstanding shares of Common Stock
                  shall be subdivided into a greater number of shares, the number of shares of Common Stock for which each Partnership Unit thereafter may be redeemed shall be increased proportionately, and, conversely, in case outstanding shares of Common Stock each shall be combined into a smaller number of shares, the number of shares of Common Stock for which each Partnership Unit thereafter may be redeemed shall be reduced proportionately, such increase or reduction as the case may be, to become effective immediately after the opening of business on the Trading Day following the day upon which such subdivision or combination becomes effective.

                           (v) In case shares of Common Stock shall be changed
                  into the same or a different number of shares of any class or classes of shares of beneficial interest, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or a stock dividend described in Section 10.3(i)(iv) above) then and in each such event the Limited Partners shall have the right thereafter to require the Partnership to redeem their Partnership Units for the kind and amount of shares and other securities and property which would have been received upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock for which the Partnership Units might have been redeemed immediately prior to such reorganization, reclassification or change.

                           (vi) The General Partner may, but shall not be
                  required to, make such adjustments to the number of shares of Common Stock issuable upon redemption of a Partnership Unit, in addition to those required by paragraphs (iii), (iv) and
                  (v) of this Section 10.3(i), as the Board of Directors considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients. The Board of Directors shall have the power to resolve any ambiguity or correct any error in the adjustments made pursuant to this

                  Section 10.3(i) and its actions in so doing shall be final and conclusive.

                  (k) Limited Partners' Covenant. Each Limited Partner covenants and agrees with the General Partner that all Offered Units tendered to the General Partner in accordance with the exercise of Redemption Rights herein provided shall be delivered to the General Partner free and clear of all liens, claims and encumbrances whatsoever and should any such liens, claims and/or encumbrances exist or arise with respect to such Offered Units, the General Partner shall be under no obligation to acquire the same. Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Offered Units to the General Partner (or its designee), such Limited Partner shall assume and pay such transfer tax.

                                   ARTICLE 11
                                   ----------

                        BANKING, RECORDS AND TAX MATTERS
                        --------------------------------

         11.1 Partnership Funds. All funds of the Partnership shall be deposited in its name in accounts (with banks, "money-market funds," or securities of the United States government or like investment or depository media) designated by the General Partner, and the General Partner or its designees shall have the right to draw checks or other orders of withdrawal thereon and make, deliver, accept and endorse negotiable instruments in connection with the Partnership business.

         11.2 Books and Records. The following books, records, and accounts shall be maintained by the Partnership, showing its assets, liabilities, transactions, and financial condition: a current list of the full name and last known address of each Partner, separately identifying the General and Limited Partners and set forth in alphabetical order and setting forth the amount of cash or a description and statement of the Agreed Value of other property contributed or agreed to be contributed by each partner; the date on which each became a Partner; a copy of the Certificate and all amendments thereto; copies of the Partnership's federal, state and local income tax returns and reports, if any, for the six most recent years; copies of this Agreement and any amendments thereto; and copies of any financial statements of the Partnership for the three most recent years. The Partnership's books shall be maintained at the principal office of the Partnership. Each Partner shall have the right to inspect and copy such materials at all reasonable times and during ordinary business hours. The General Partner is not required to deliver to any Limited Partner copies of the Certificate or any amendments thereto, unless requested by such Limited Partner.

         11.3 Financial Statements. Within ninety-five (95) days after the close of each fiscal year of the Partnership, the General Partner shall cause to be prepared (at the Partnership's expense) and furnished to each Person who was a Partner during the fiscal year then ended, a balance sheet of the Partnership as of the close of such fiscal year and statements of income or loss, and Net Cash Flow, if any. Such statements shall be prepared in accordance with generally accepted accounting principles and certified by the Accountants for the Partnership, unless such certification is waived, in writing, by all of the Partners.

         11.4 Tax Returns. Within ninety (90) days following the close of each fiscal year of the Partnership, the General Partner shall cause to be prepared (at the Partnership's expense) a United States Partnership Return of Income and cause to be furnished to each Person who was a Partner during the fiscal year a schedule (a "K-1 Schedule") of each such Partner's share of income, credits, and deductions on the form then prescribed by the IRS. All elections and options available to, or determinations as to items of income or expense of, the Partnership for federal or state income tax purposes shall be taken, rejected or made by the Partnership in the sole discretion of the General Partner.

         11.5 Section 754 Matters. The General Partner, on behalf of the Partnership, shall file an election under Section 754 of the Code in accordance with the procedures set forth in the applicable Regulations promulgated thereunder, which shall be effective beginning with the first fiscal year of the Partnership with respect to which the Partnership is eligible to make such election, which election, for such fiscal year, may not be revoked for any reason.

         11.6 Tax Matter Partners. The General Partner is hereby appointed the "tax matters partner" of the Partnership for all purposes pursuant to Sections 6221-6231 of the Code. The Partnership shall reimburse the tax matters partner for any and all out-of-pocket costs and expenses (including attorneys' and accountants' fees) incurred or sustained by it in its capacity as tax matters partner. The Partnership shall indemnify, defend and hold the tax matters partner harmless from and against any loss, liability, damage, cost or expense (including attorneys' and accountants' fees) sustained or incurred as a result of any act or decision concerning the Partnership tax matters and within the scope of its responsibility as tax matters partner.

         11.7 Other Reports. The General Partner shall deliver to each Limited Partner, in a timely manner, all reports and/or other communications transmitted from time to time by the General Partner to its stockholders.

                                   ARTICLE 12
                                   ----------

                      TRANSFER OF GENERAL PARTNER INTERESTS

\                     -------------------------------------

         12.1 Transfer of Interest of the General Partner. Except as provided in
Section 9.3 hereof, no General Partner may at any time sell, assign, transfer, pledge or encumber any or all of its Partnership Interest in the Partnership or withdraw or retire from the Partnership except as otherwise provided herein. Retirement or withdrawal from the Partnership shall not relieve the General Partner of any obligation theretofore incurred by it hereunder. Notwithstanding anything contained herein to the contrary, the Limited Partners shall have no right whatsoever to remove the General Partner from the Partnership.

         12.2 Retirement of the General Partner. If a General Partner other than the Interim Managing General Partner shall liquidate or dissolve, be adjudged bankrupt, enter into an assignment for the benefit of creditors, have a receiver appointed to administer its interest in the Partnership, be the subject of a voluntary or involuntary petition for bankruptcy that is not dismissed or vacated within ninety (90) days of filing, or have its interest in the Partnership seized by a judgment creditor, or if there shall be an individual general partner and he shall die, be adjudicated incompetent or become permanently disabled (each of the foregoing events is referred to hereinafter as an "Event of Retirement"), such General Partner, without further act or notice, immediately shall be deemed to have retired as General Partner of the Partnership. If the General Partner retires as General Partner of the Partnership as aforesaid, (i) such General Partner (or its administrator, executor, personal representative or successor) (a) shall become a nonparticipating Limited Partner (a "Nonparticipating Limited

Partner") retaining the General Partner's former interest in the Profits, Losses and Net Cash Flow of the Partnership, but shall not acquire any right or interest in any payment or distribution to the Limited Partners, as such, pursuant hereto, (b) shall have no right to participate in the management of the affairs of the Partnership, and (c) shall be disregarded in determining whether any approval, consent, or other action has been given or taken by the Limited Partners; and (ii) the surviving General Partner(s), if any, shall remain as such and the Partners hereby agree and consent that the Partnership shall continue in effect and shall not terminate, subject, however, to the provisions of Section 12.5 hereof.

         12.3 Transferee of the General Partner's Interest. Except for a Termination Transaction within the meaning of Section 12.6 hereof, any Person, other than the General Partner, who acquires, in any manner whatsoever (except as herein otherwise provided) the interest, or any portion thereof, of the General Partner, shall not be a General Partner, but shall be entitled to become a Nonparticipating Limited Partner upon written acceptance and adoption of all of the terms and provisions of this Agreement and compliance with the requirements of Section 13.3 of this Agreement. Such Person shall, to the extent of the interest acquired, be entitled only to the transferor General Partner's rights, if any, in the Profits, Losses and Net Cash Flow of the Partnership, but shall not acquire any right or interest in any payment or distribution to the Limited Partners, as such, pursuant hereto. No such Person shall have any right to participate in the management of the affairs of the Partnership, and the interest acquired by such Person shall be disregarded in determining whether any approval, consent or other action has been given or taken by the Limited Partners.

         12.4 Retirement of Last Remaining General Partner. If the last remaining General Partner shall at any time withdraw or suffer an Event of Retirement, the Limited Partners shall have the right, within ninety (90) days thereafter, by a written consent executed and delivered by Limited Partners owning a majority of the issued and outstanding Partnership Interests taken as a single class, to appoint one or more new General Partners as replacement General Partners, unless the Act requires a greater percentage of the Limited Partners to consent to the continuation of the Partnership, in which case such higher percentage shall be required for the continuation of the Partnership. In such event, the Limited Partners shall create for such replacement General Partners such interest in the Partnership Profits, Losses and Net Cash Flow as the Limited Partners may agree upon from among their collective interests in the Partnership.

         12.5 Continuation of Partnership. In the event of the timely appointment of a replacement or new General Partner(s) pursuant to this Article 12, the relationship of the Partners shall be governed by the provisions of this Agreement, the Partnership shall be continued, and the replacement or new General Partner(s) shall have all of the management rights, duties, responsibilities, authority and powers provided the General Partner in this Agreement. If the Limited Partners fail to select a replacement or new General Partner(s), whichever the case may be, within ninety (90) days following retirement of the last remaining General Partner, the Partnership shall dissolve and terminate.

         12.6 Merger or Consolidation of the General Partner.

                  (a) Whether or not Section 9.3 hereof is applicable, the General Partner shall not, unless Section 12.6(b) is applicable, engage in any merger, consolidation or other combination with or into another person, sale of all or substantially all of its assets or any reclassification, recapitalization or similar transaction (each, a "Termination Transaction"), unless such Termination Transaction is one in connection with which all Limited Partners either will receive, or will have the right to elect to receive, for each Partnership Unit, an amount of cash, securities, or other property equal to the product of (i) the number of shares of Common Stock into which such Partnership Unit is convertible and (ii) the greatest amount of cash, securities or other property paid to a holder of one share of Common Stock in consideration of one share of Common Stock pursuant to the terms of the Termination Transaction; provided that; if, in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the outstanding Common Stock, each holder of Partnership Units shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities, or other property which such holder would have received had it exercised its right to Redemption (as set forth in Section 10.3) and received Common Stock in exchange for its Partnership Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Termination Transaction shall have been consummated.

                  (b) Whether or not Section 9.3 hereof is applicable, the General Partner may merge, or otherwise combine its assets, with another entity without satisfying the requirements of Section 12.6(a) hereof if: (i) immediately after such merger or other combination, substantially all of the assets directly or indirectly owned by the surviving entity, other than Partnership Units held by such General Partner, are owned directly or indirectly by the Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Partnership (in each case, the "Surviving Partnership"); (ii) the Limited Partners own a percentage interest of the Surviving Partnership based on the relative fair market value of the net assets of the Partnership (as determined pursuant to Section 12.6(c)) and the relative fair market value of the other net assets of the Surviving Partnership (as determined pursuant to Section 12.6(c)) immediately prior to the consummation of such transaction; (iii) the rights, preferences and privileges of the Limited Partners in the Surviving Partnership are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the Surviving Partnership; and (iv) such rights of the Limited Partners include the right to exchange their interests in the Surviving Partnership for at least one of: (A) the consideration available to such Limited Partners pursuant to Section 12.6(a), or (B) if the ultimate controlling person of the Surviving Partnership has publicly traded common equity securities, such common equity securities, with an exchange ration based on the relative fair market value of such securities (as determined pursuant to Section 12.6(c)) and the Common Stock.

                  (c) In connection with any transaction permitted by Section 12.6(a) or 12.6(b), the relative fair market values shall be reasonably determined by the General Partner as of the time of such transaction and, to the extent applicable, shall be no less favorable to the Limited Partners than the relative values reflected in the terms of such transactions.

                                   ARTICLE 13
                                   ----------

                      TRANSFER OF LIMITED PARTNER INTERESTS
                      -------------------------------------


         13.1 Transfer of Interest of a Limited Partner. Except as otherwise specifically provided in this Agreement, no Limited Partner may sell, assign, transfer, pledge, encumber or in any manner dispose of all or any part of its Partnership Interest without the prior written consent of the General Partner, which consent may not be unreasonably withheld. Notwithstanding the foregoing, each Limited Partner shall have the right to (i) pledge or otherwise encumber all or any portion of its Partnership Interest to an unrelated lender as security for a bona fide obligation (subject, however, to applicable securities laws) and/or (ii) transfer all or any portion of its Partnership Interest to members of the Immediate Family of such Limited Partner and to one or more trusts for the benefit of one or more members of the Immediate Family of such Limited Partner for estate and/or gift tax purposes, upon prior written notice to the General Partner. Without limiting the generality of the foregoing, in no event shall the General Partner consent to an assignment of all or any portion of the Partnership Interest of a Limited Partner in the Partnership if, in the opinion of the General Partner (or of counsel satisfactory to the General Partner), such assignment (i) will result in a termination of the Partnership for federal income tax purposes or otherwise result in adverse tax consequences to the Partnership or any Partner, (ii) will result in the Partnership failing to qualify for an exemption from the registration requirements of the federal or any applicable state securities laws, (iii) will result in the imposition of fiduciary responsibility on the Partnership or any Partner under the Employee Retirement Income Security Act of 1974, as amended from time to time, (iv) will result in a violation of any provision of any mortgage or trust deed (or the note or bond secured thereby) constituting a lien against any assets of the Partnership, or other instrument, document or agreement to which the Partnership is a party or otherwise bound, (v) represents a transfer of any component portion of a Partnership Interest, such as the Capital Account, or rights to Net Cash Flow, separate and apart from all other components of a Partnership Interest, or (vi) will cause the General Partner to cease to comply with any and all REIT Requirements. Subject to satisfaction of the conditions therefor set forth or referred to herein, each Limited Partner hereby consents to the substitution or admission of any assignee of a Limited Partner. Any sale, assignment, transfer, pledge, encumbrance, hypothecation or other disposition by a Limited Partner of all or any part of its Partnership Interest in violation of the provisions hereof shall be void ab initio and of no force or effect whatsoever.

         13.2 Assignee and Substitute Limited Partners. No Person shall be admitted as an assignee or substituted Limited Partner under this Agreement unless and until:

                  (a) An assignment is made in writing, signed by the assigning Partner and accepted in writing by the assignee, and a duplicate original of such assignment has been delivered to and approved by the General Partner;

                  (b) The General Partner has received an opinion of counsel favorably covering the matters described in clauses (i) through (vi) of Section
13.1 above, or waived all or any portion of this requirement;


                  (c) The prospective admittee executes and delivers to the General Partner a written agreement in form reasonably satisfactory to the General Partner pursuant to which said Person agrees to be bound by and confirms the obligations, representations, warranties and power of attorney contained in this Agreement; and

                  (d) An appropriate amendment to this Agreement is executed.

         13.3 Assignment. In the event an assignment is made in accordance with the terms hereof, unless otherwise required by the Code:

                  (a) The effective date of such assignment shall be the date the written instrument of assignment is delivered to the Partnership and approved by the General Partner;

                  (b) The Partnership and the General Partner shall be entitled to treat the assignor of the assigned interest as the absolute owner thereof in all respects and shall incur no liability for allocations of Profits or Losses and distributions of Net Cash Flow made in good faith to such assignor until such time as the written instrument of assignment has been actually received and approved by the General Partner, and recorded in the books of the Partnership; and

                  (c) The division and allocation of Profits or Losses, other than Profits or Losses arising from a Liquidation of the Partnership, attributable to the applicable Partnership Interests between the assignor and assignee during any fiscal year of the Partnership shall be based upon the length of time during such fiscal year, as measured by the effective date of such assignment, that the assigned Partnership Interest was owned by each of them and shall not be based upon the date or dates during such fiscal year in which income was earned or losses were sustained by the Partnership; provided, however, that the division and allocation of Profits or Losses resulting from a Liquidation of the Partnership shall be based upon the date or dates such income was earned or losses were sustained.

         13.4 Cost of Admission. The cost of processing and perfecting an admission contemplated by this Article 13 (including reasonable attorney's fees incurred by the Partnership) shall be borne by the party seeking admission as a Partner to the Partnership.

                                   ARTICLE 14
                                   ----------

                   DISSOLUTION AND LIQUIDATION OF PARTNERSHIP
                   ------------------------------------------

         14.1 Dissolution of the Partnership. The Partnership shall be dissolved upon the happening of any of the following:


                  (a) An election to dissolve and wind up the affairs of the Partnership by the General Partner (subject to Section 9.3 hereof);

                  (b) The occurrence of an Event of Retirement to the last remaining General Partner, unless the Limited Partners elect to continue the business of the Partnership pursuant to the provisions of Sections 12.4 and 12.5 hereof;

                  (c) Any event that makes it unlawful for the Partnership business to be continued;

                  (d) The sale, disposition, or abandonment of all or substantially all of the assets of the Partnership unless the General Partner, in compliance with Section 9.3 hereof, elects to continue the Partnership business for the purpose of the receipt and the collection of indebtedness or the collection of any other consideration to be received in exchange for the assets of the Partnership (which activities shall be deemed to be part of the winding up of the affairs of the Partnership);

                  (e) Dissolution required by operation of law; or

                  (f) December 31, 2097, unless a majority in interest of the Partnership elects to continue the Partnership.

         14.2 Winding Up of Affairs. In the event of the dissolution and liquidation of the Partnership for any reason, the General Partner shall commence to wind up the affairs of the Partnership and shall convert all of the Partnership's assets to cash or cash equivalents within such reasonable period of time as may be required to receive fair value therefor. All items of income, gain, loss, deduction and credit during the period of liquidation shall be allocated among the Partners in the same manner as before the dissolution. If there is no General Partner to effect such Liquidation, then the Limited Partners, pursuant to a vote of Limited Partners owning a majority of the issued and outstanding Partnership Units owned by all Limited Partners, may designate any person, firm or corporation, as a Liquidating Trustee, for that purpose who shall have all of the rights, powers and authority of a General Partner stated herein in connection therewith.

         14.3 Accounting. In the case of the dissolution and termination of the Partnership, prior to any distributions to Partners pursuant to Section 14.4(c) below, a proper accounting shall be made of the Capital Accounts of the Partners and of each item of income, gain, loss, deduction and credit of the Partnership from the date of the last previous accounting to the date of dissolution. The General Partner shall provide a copy of such accounting to all Partners.

         14.4 Final Distribution of Partnership Property. Upon termination of the Partnership, the General Partner shall apply and distribute the remaining property of the Partnership, together with the proceeds of any sales of same, as follows:

                  (a) first, all Partnership debts and liabilities shall be paid and discharged, including debts owed to Partners and any Affiliates of Partners;

                  (b) second, to establish any reserve for any contingent or unforeseen liabilities or obligations of the Partnership. Such funds shall be placed in escrow by the General Partner for the purposes of disbursing such funds in payment of any of the contingencies, liabilities or obligations, and, at the expiration of such period as the General Partner shall deem advisable, the balance then remaining shall be distributed pursuant to subsection (c) of this Section 14.4; and

                  (c) third, to distribute the balance to the Partners in the manner and priority set forth in Article 8 hereof, with any and all Net Cash Flow arising pursuant to the sale and/or other liquidation of Partnership property being distributed pursuant to Section 8.1(b) hereof.

                  Distributions upon liquidation of the Partnership (or any Partner's interest in the Partnership) and related adjustments shall be made by the end of the taxable year of such liquidation (or, if later, within 90 days after the date of such liquidation) or as otherwise permitted by the Regulations.

         14.5 Certificate of Cancellation. Upon completion of the liquidation of the Partnership and the distribution of all Partnership property, the Partnership shall terminate and the General Partner shall have the authority to execute and record one or more Certificates of Cancellation of the Partnership as well as any and all other documents required or considered advisable by the General Partner to effectuate the dissolution and termination of the Partnership.

                                   ARTICLE 15
                                   ----------

                                POWER OF ATTORNEY
                                -----------------

         15.1 Power of Attorney. Each Partner, by its execution hereof, irrevocably constitutes and appoints the General Partner, or any substitute or replacement General Partner, with full power of substitution, as such Partner's true and lawful attorney-in-fact, in its name, place and stead to make, execute, sign, acknowledge, certify, deliver, file and record on its behalf and on behalf of the Partnership, the following:

                  (a) This Agreement, all Certificates of Limited Partnership, Certificates of Doing Business under an Assumed

Name, amendments to any or all of the foregoing, and any other certificates or instruments which may be required to be filed by the Partnership or the Partners under the laws of the State of Delaware or any other jurisdiction;

                  (b) One or more Certificates of Cancellation of the Partnership and such other instruments or documents as may be deemed necessary or desirable by the General Partner upon termination of the Partnership business;

                  (c) Any and all amendments to this Agreement and to the instruments described in subsections (a) and (b) above, provided such amendments are either required by law or have been authorized by the Partner(s) in accordance with Article 16 and/or any other provision of this Agreement (including, without limitation, any amendment to this Agreement and to the Certificate to reflect the substitution or admission of a Limited Partner pursuant to this Agreement); and

                  (d) Any and all such other documents and instruments as may be deemed necessary or desirable by said attorney to carry out fully the provisions of this Agreement in accordance with its terms.

         15.2 Grant of Authority Irrevocable. The foregoing grant of authority
(a) is a special power of attorney coupled with an interest, is irrevocable and shall survive the death or incapacity of a Partner who is a natural person or, in the case of a Partner that is not a natural person, the merger, dissolution or other termination of its existence of the Partner, (b) may be exercised by the General Partner on behalf of each Partner, by a facsimile signature or by listing all of the Partners executing any instrument with a single signature as attorney-in-fact for all of them, and (c) shall survive the assignment by a Partner of the whole or any portion of his or its interest in the Partnership.

                                   ARTICLE 16
                                   ----------

                       AMENDMENT OF PARTNERSHIP AGREEMENT
                       ----------------------------------

         16.1 Amendments by Partners. Except as may be specifically provided below in this Section 16.1 and in Section 16.2 hereof, this Agreement may only be amended with the written concurrence of the General Partner and the written consent of holders of at least fifty-one percent (51%) of the Partnership Units held by the Limited Partners, taken as a single class; provided, that if at any time prior to the first anniversary date hereof the General Partner owns sixty-seven percent (67%) of the Partnership Units, and thereafter if at any time as the General Partner owns sixty percent (60%) of the Partnership Units, then in either case from such time and thereafter the amendment may be effectuated only by the General Partner and the Limited Partners need not be solicited but shall be informed of the amendment,; provided, further, however, that absent the concurrence of the General Partner and the approval of all of the Limited Partners no amendment shall:

                  (a) increase the obligation of any Limited Partner to make contributions to the capital of the Partnership;

                  (b) modify the order of allocation of distributions of the Net Cash Flow or liquidating distributions, or the allocation of Profits and Losses among the Partners (other than as specifically provided for herein, including without limitation, modifications pursuant to Section 6.4 hereof);

                  (c) change the Partnership to a general partnership;

                  (d) reduce the percentage of Limited Partners required to consent to any matter in this Agreement;

                  (e) amend Section 9.4(a)(iv) or 9.4(b) hereof or amend Section
10.3 hereof in any manner that prohibits or restricts, or has the effect of prohibiting or restricting, the ability of a Limited Partner to exercise its Redemption Rights in full;

                  (f) amend Section 12.6(a), (b) or (c) hereof; or

                  (g) amend this Article 16.

         16.2 Amendment by the General Partner. Notwithstanding anything contained in this Agreement to the contrary, the General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

                  (a) To add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

                  (b) To reflect the admission, substitution, termination or withdrawal of Partners in accordance with this Agreement, including without limitation, the issuance of additional classes of Partnership Units to Limited Partners pursuant to Section 6.4 hereof;

                  (c) To reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;


                  (d) To satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law; and

                  (e) To amend the provisions of this Agreement that protect the qualification of the General Partner as a REIT if such provisions are no longer necessary because of a change in applicable law (or an authoritative interpretation thereof), a ruling of the IRS, or if the General Partner has determined to cease qualifying as a REIT.

The General Partner will provide notice to the Limited Partners when any action under this Section 16.2 is taken.

         16.3 Amendment of Certificate. If this Agreement shall be amended pursuant to this Article 16, the General Partner shall cause the Certificate to be amended, to the extent required by applicable law, to reflect such change. The Partners shall be promptly notified of any amendments made under this
Article 16.

                                   ARTICLE 17
                                   ----------

                                 INDEMNIFICATION
                                 ---------------

         17.1 Indemnification.

                  (a) Except as provided in Section 17.1(c) hereof, the Partnership shall indemnify, defend and hold harmless each Indemnitee from and against any and all loss, damage, liability, cost or expense (including reasonable attorneys' fees and expenses) sustained or incurred as a result of any act or omission concerning the business or activities of the Partnership, the General Partner or the Interim Managing General Partner; provided, that such act or omission of the Indemnitee was not in violation of any term or provision of this Agreement or any provision of law. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise for any indebtedness of the Partnership or any Affiliate of the Partnership (including without limitation, any indebtedness which the Partnership or any Affiliate of the Partnership has assumed or taken subject
to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 17.1 in favor of any Indemnitee having or potentially having liability for any such indebtedness. Any indemnification pursuant to this Section 17.1 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds, to enable the Partnership to fund its obligations under this
Section 17.1. The foregoing indemnity shall not be enforceable against any Limited Partner personally but solely from such Limited Partner's interest in the Partnership.

                  (b) The provisions of this Section 17.1 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 17.1 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership's liability to any Indemnitee under this Section 17.1 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

                  (c) The Partners hereby acknowledge that, in conjunction with the financing and the refinancing of any of the property owned by the Partnership, the General Partner may agree to guarantee part or all of such debt. The Partners understand that, pursuant to Regulation Section l.752-(2)(b)(3)(i), such guaranty obligation would, absent the indemnification provided hereinafter, serve to increase the General Partner's share of such debt pursuant to Regulation Section 1.752-2(a). Inasmuch as, notwithstanding such guaranty obligation, each of the Limited Partners desires to increase his share of such debt and the General Partner desires to decrease its share of such debt (for purposes of Regulations Section 1.752-2(a)), each of the Limited Partners, to the extent provided in Exhibit D attached hereto, hereby agrees to indemnify the General Partner in the event and to the extent that the General Partner both is required to make a payment to the lender under any such guaranty obligation and is unable to sell any or all of the assets of the Partnership for money or moneys worth to make the General Partner whole on account of such payment. This indemnification is effective only at the time, in the event and to the extent that upon a dissolution and liquidation of the Partnership, the General Partner is a creditor of the Partnership due to its guaranty of Partnership debt and the proceeds of sale in such dissolution and liquidation are insufficient to reimburse the General Partner for any amounts paid on such guaranty obligation as contemplated in this Section 17.1(c). As provided in Exhibit D, this indemnification is limited on a per Unit basis to Units owned by an indemnifying Limited Partner at the time an indemnification is due to the General Partner as provided by this Section 17.1(c), such that each Limited Partner's obligation is reduced upon a redemption of Units as provided at Section 10.3 or upon any other transfer or disposition of Units. In addition, any and all indemnification as provided by this Section 17.1(c) shall terminate in full as to each and every Limited Partner in the event that both (i) the General Partner receives from tax counsel an opinion that the Outside Limited Partners will be allocated an amount of excess nonrecourse liabilities under the provisions of Regulation Section 1.752-3(a)(3) equal to or greater than the amount of the indemnification requirement indicated on Exhibit D, and (ii) upon the Consent of the Outside Limited Partners to terminate the indemnification required by this Section 17.1(c).

         17.2 Partner Indemnification of Partnership. In the event the Partnership is made a party to any litigation or otherwise incurs any loss or expense as a result of or in connection with any Partner's personal obligations or liabilities unrelated to Partnership business, such Partner shall indemnify and reimburse the Partnership for all such loss and expense incurred, including reasonable attorneys' fees, and the interest of such Partner in the Partnership may be charged therefor. The liability of a Partner under this Section 17.2 shall not be limited to such Partner's interest in the Partnership, but shall be enforceable against such Partner personally.

                                   ARTICLE 18
                                   ----------

                            MISCELLANEOUS PROVISIONS
                            ------------------------

         18.1 Notices. All notices and demands required or permitted under this Agreement shall be in writing and may be delivered personally to the Person to whom it is authorized to be given, or sent by registered, certified or first class mail, or by overnight delivery, postage prepaid, and if intended for the Partnership, addressed to the Partnership at the principal office of the Partnership, and if intended for a Partner, addressed to the Partner at its address on the signature pages hereof, or to such other person or at such other address designated by written notice given to the Partnership. Any notice or demand mailed as aforesaid shall be deemed to have been delivered two (2) days after the date that such notice or demand is deposited in the mails.

         18.2 Severability. If any provision of this Agreement or the application of such provision to any Person or circumstance shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid shall not be affected.

         18.3 Parties Bound. Any Person acquiring or claiming an interest in the Partnership, in any manner whatsoever, shall be subject to and bound by all terms, conditions and obligations of this Agreement to which his or its predecessor in interest was subject or bound, without regard to whether such Person has executed a counterpart hereof or any other document contemplated hereby. No Person, including the legal representative, heir or legatee of a deceased Partner, shall have any rights or obligations greater than those set forth in this Agreement and no

Person shall acquire an interest in the Partnership or become a Partner thereof except as permitted by the terms of this Agreement. This Agreement shall be binding upon the parties hereto, their successors, heirs, devisees, assigns, legal representatives, executors and administrators.


         18.4 Applicable Law. The Partnership and this Agreement shall be governed by the laws of the State of Delaware.

         18.5 Partition. Each Partner hereby irrevocably waives during the term of the Partnership any right that he or it may have to maintain any action for partition with respect to any property of the Partnership.

         18.6 Computation of Accountants. Except with respect to matters as to which the General Partner is granted discretion under this Agreement, the opinion of the Accountants shall be final and binding with respect to all allocations made under Article 7 or distributions made under Article 8 or
Section 14.4 hereof.

         18.7 Headings. The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision.

         18.8 Counterparts. This Agreement may be executed in multiple counterparts with separate signature pages, each such counterpart shall be considered an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first set forth above, confirms his or its agreement to become a General Partner, Interim Managing General Partner or Limited Partner, as the case may be, of the Partnership, agrees to be bound by this Agreement and acknowledges the appointment of attorneys-in-fact as set forth herein, and swears that the statements set forth herein are true and correct.

                                            GENERAL PARTNER:

                                            PHILIPS INTERNATIONAL REALTY CORP.
                                            a Maryland corporation

                                            By: /s/ Louis J. Petra
                                               ---------------------------------
                                                Name:  Louis J. Petra
                                                Title: President


                                            INTERIM MANAGING GENERAL PARTNER:

                                            PHILIPS INTERNATIONAL REALTY, LLC
                                            a Delaware limited liability company

                                            By: /s/ Philip Pilevsky
                                               ---------------------------------
                                               Philip Pilevsky, Sole Member



                                            LIMITED PARTNERS:

                                            PHILIP PILEVSKY

                                            /s/ Philip Pilevsky
                                            ------------------------------------
                                            By: Philip Pilevsky


                                            SHEILA LEVINE

                                            /s/ Sheila Levine
                                            ------------------------------------
                                            By: Sheila Levine

                                            PL FOREST AVENUE U ASSOCIATES

                                            /s/ Philip Pilevsky

                                            ------------------------------------
                                            By: Philip Pilevsky


                                            PALM MILE CORP.

                                            /s/ Sheila Levine
                                            ------------------------------------
                                            By: Sheila Levine


                                            PL PALM SPRINGS L.P.

                                            /s/ Philip Pilevsky
                                            ------------------------------------
                                            By: Philip Pilevsky


                                            MERRICK HOLIDAY LIMITED PARTNERSHIP

                                            /s/ Philip Pilevsky
                                            ------------------------------------
                                            By: Philip Pilevsky


                                            MERRICK EQUITIES L.P.

                                            /s/ Norman Stark
                                            ------------------------------------
                                            By: Norman Stark


                                            SP AVENUE U CORP.

                                            /s/ Norman Stark
                                            ------------------------------------
                                            By: Norman Stark


                                            NORMAN STARK

                                            /s/ Norman Stark
                                            ------------------------------------
                                            By: Norman Stark

                                            PL AVENUE U ASSOCIATES

                                            /s/ Philip Pilevsky
                                            ------------------------------------
                                            By: Philip Pilevsky



                                            FRED PILEVSKY

                                            /s/ Fred Pilevsky
                                            ------------------------------------
                                            By: Fred Pilevsky


                                            ALLEN PILEVSKY

                                            /s/ Allen Pilevsky
                                            ------------------------------------
                                            By: Allen Pilevsky


                                            PHILIPS FREEPORT DEVELOPMENT CORP.

                                            /s/ Philip Pilevsky
                                            ------------------------------------
                                            By: Philip Pilevsky


                                            BARAKA REALTY CO.

                                            /s/ Joseph Chehebar
                                            ------------------------------------
                                            By: Joseph Chehebar


                                            CENTURY REALTY INC.

                                            /s/ Ezra Sultan
                                            ------------------------------------
                                            By: Ezra Sultan, CFO


                                            JOSEPH WILF

                                            /s/ Joseph Wilf
                                            ------------------------------------
                                            By: Joseph Wilf

                                            ESTATE OF HARRY WILF

                                            /s/ Leonard Wilf
                                            ------------------------------------
                                            By: Leonard Wilf, as Executor



                                            GREGG SAUNDERS

                                            /s/ Gregg Saunders
                                            ------------------------------------
                                            By: Gregg Saunders


                                            ALFRED S. FRIEDMAN

                                            /s/ Alfred S. Friedman
                                            ------------------------------------
                                            By: Alfred S. Friedman


                                            MAURICE FRIEDMAN

                                            /s/ Maurice Friedman
                                            ------------------------------------
                                            By: Maurice Friedman

                                    EXHIBIT A
                                    ---------

                         Partners and Partnership Units
                         ------------------------------

Name and Address of Partner                          Partnership Units
---------------------------                          -----------------

General Partner:
----------------

Philips International Realty Corp.
417 Fifth Avenue
New York, New York 10016

Interim Managing General Partner:
---------------------------------

Philips International Realty, LLC
417 Fifth Avenue
New York, New York 10016

Limited Partners:
-----------------

Philip Pilevsky                                            473,435
417 Fifth Avenue
New York, NY 10016

Sheila Levine                                               26,128
417 Fifth Avenue
New York, NY 10016

PL Forest Avenue Associates LLC                            105,125
417 Fifth Avenue
New York, NY 10016

Palm Mile Corp.                                             34,265
417 Fifth Avenue
New York, NY 10016

Name and Address of Partner                          Partnership Units
---------------------------                          -----------------

PL Palm Springs L.P.                                       352,928
417 Fifth Avenue

New York, NY 10016

Merrick Holiday Limited Partnership                         33,355
417 Fifth Avenue
New York, NY 10016

Merrick Equities L.P.                                       77,827
757 Third Avenue
New York, NY 10017

SP Avenue U Corp.                                            1,761
757 Third Avenue
New York, NY 10017

Norman Stark                                                88,051
757 Third Avenue
New York, NY 10017

PL Avenue U Associates                                      86,289
417 Fifth Avenue
New York, NY 10016

Fred Pilevsky                                               22,339
2555 Ocean Avenue
Brooklyn, NY 11229

Allen Pilevsky                                              22,339
2555 Ocean Avenue
Brooklyn, NY 11229

Philips Freeport Development Corp.                           1,083
2555 Ocean Avenue
Brooklyn, NY 11229

Name and Address of Partner                          Partnership Units
---------------------------                          -----------------

Baraka Realty Co.                                           26,721
1000 Pennsylvania Avenue
Brooklyn, NY 11207

Century Realty Inc.                                         13,360
12 Cortland Street
New York, NY 10007

Joseph Wilf                                                  6,680
820 Morris Turnpike
Short Hills, NJ 07078


Estate of Harry Wilf                                         6,680
820 Morris Turnpike
Short Hills, NJ 07078

Gregg Saunders                                              24,753
417 Fifth Avenue
New York, NY 10016

Alfred S. Friedman                                          39,681
736 Bryant Street
Woodmere, NY 11598

Maurice Friedman                                             7,200
548 Barnard Avenue
Woodmere, NY 11598

                                    EXHIBIT B
                                    ---------

               PHILIPS INTERNATIONAL REALTY, L.P. UNIT CERTIFICATE
               ---------------------------------------------------

                     * SEE RESTRICTIVE LEGENDS ON REVERSE *

                       PHILIPS INTERNATIONAL REALTY, L.P.
                         A DELAWARE LIMITED PARTNERSHIP

Number:                                                       Units:
        ------                                                       -----------



                  This is to certify that ____________________ is the owner of ______________________________________________________ fully paid limited
Partnership Units of Philips International Realty, L.P., a Delaware limited partnership (the "Partnership"), transferable only on the books of the Partnership by the holder hereof in person or by the duly authorized Attorney upon surrender of this Certificate properly endorsed.

                  WITNESS, the seal of the General Partner of the Partnership and the signatures of its duly authorized officers.

Dated:
       --------------

------------------------------------        ------------------------------------
President                                                              Secretary

-SEAL-



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

                                   REVERSE OF
               PHILIPS INTERNATIONAL REALTY, L.P. UNIT CERTIFICATE
               ---------------------------------------------------

         THE UNITS REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PHILIPS INTERNATIONAL REALTY, L.P., DATED AS OF APRIL 16, 1998 (A COPY OF WHICH IS ON FILE WITH THE PARTNERSHIP). EXCEPT AS OTHERWISE PROVIDED IN SUCH AGREEMENT, NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE UNITS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR (B) IF THE PARTNERSHIP HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF
         SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER. IN ADDITION, THE UNITS ARE SUBJECT TO THE PROVISIONS OF
         SECTION 19.1 OF A CERTAIN CONTRIBUTION AND EXCHANGE AGREEMENT DATED AS OF AUGUST 11, 1997 (A COPY OF WHICH IS ON FILE WITH THE PARTNERSHIP).

         FOR VALUE RECEIVED, _________________ hereby sell, assign and transfer unto __________________________________ _________________ limited Partnership
Units represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________________ Attorney to transfer the said limited Partnership Units on the books of the within named Partnership with full power of substitution in the premises.

Dated:
       ----------------                     ------------------------------------

       In presence of:

-------------------------------------

                        Attachment 1 to Unit Certificate
                        --------------------------------

                                 EXERCISE NOTICE
                                 ---------------

To:

         Reference is made to that certain Amended and Restated Agreement of Limited Partnership of Philips International Realty, L.P. dated as of April 16, 1998 (the "Partnership Agreement"), pursuant to which Philips International Realty Corp., a Maryland corporation, and certain other persons, including the undersigned, continued the Delaware limited partnership known as Philips International Realty, L.P. (the "Partnership"). Capitalized terms used but not defined herein shall have the meanings set forth in the Partnership Agreement. Pursuant to Section 10.3 of the Partnership Agreement, each of the undersigned, being a limited partner of the Partnership (an "Exercising Partner"), hereby elects to exercise its Redemption Rights as to a portion or portions of its Partnership Units, as all specified opposite its signature below (notwithstanding the foregoing, each of the undersigned hereby acknowledges and agrees that the General Partner has the right, in its sole and absolute discretion, to deliver shares of Common Stock to the undersigned in lieu of all or any portion of the cash requested below by the undersigned, all in accordance with Section 10.3 of the Partnership Agreement):

Dated:
      ----------------------------------


                    Number of Offered Units to be  Number of Offered Units to be
Exercising Partner       Redeemed for Shares              Redeemed for Cash
------------------       -------------------              -----------------

----------------

----------------

----------------


                                       i